AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1999
                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------
                                ENGLE HOMES, INC.
             (Exact name of Registrant as Specified in its Charter)

                                 ---------------

           FLORIDA                                  1521                                       59-2214791
 (State or Other Jurisdiction            (Primary Standard Industrial                       (I.R.S. Employer
of Incorporation or Organization)          Classification Code Number)                      Identification No.)

                              123 N.W. 13TH STREET
                            BOCA RATON, FLORIDA 33432
                                 (561) 391-4012
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 ---------------
                                    COPY TO:

                       DAVID SHAPIRO                                         KENNETH S. GERSH, ESQ.
                     ENGLE HOMES, INC.                                       GREENBERG TRAURIG, P.A.
                   123 N.W. 13TH STREET                                       1221 BRICKELL AVENUE
                 BOCA RATON, FLORIDA 33432                                    MIAMI, FLORIDA 33131
                      (561) 391-4012                                             (305) 579-0500
(Name, address, including zip code, and telephone number,                    TELECOPY (305) 579-0717
        including area code, of agent for service)

                    SEE TABLE OF ADDITIONAL REGISTRANTS BELOW

                                 ---------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

                                 ---------------

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                                       PROPOSED MAXIMUM
                       TITLE OF EACH CLASS                            AGGREGATE OFFERING     AMOUNT OF REGISTRATION
                 OF SECURITIES TO BE REGISTERED                            PRICE(1)                    FEE
-------------------------------------------------------------------------------------------------------------------
9 1/4% Series C Senior Notes due 2008............................        $100,000,000                $27,800
-------------------------------------------------------------------------------------------------------------------
Guarantees of 9 1/4% Series C Senior Notes due 2008..............                --                     -- (2)
-------------------------------------------------------------------------------------------------------------------
   Total......................................................           $100,000,000                $27,800
===================================================================================================================

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the Guarantees.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

                                           TABLE OF ADDITIONAL REGISTRANTS
                                                                                             ADDRESS, INCLUDING ZIP
                                                                                              CODE, AND TELEPHONE
                                                STATE OR OTHER                               NUMBER, INCLUDING AREA
                                                JURISDICTION OF       I.R.S. EMPLOYER         CODE OF REGISTRANT'S
                    NAME                         INCORPORATION       IDENTIFICATION NO.    PRINCIPAL EXECUTIVE OFFICE
                    ----                        ---------------      ------------------    --------------------------
Banyan Trails, Inc.                                 Florida              65-0775403           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Engle Homes/Arizona, Inc.                           Florida              65-0482568           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Engle Homes/Atlanta, Inc.                           Florida              65-0357420           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Engle Homes/Broward, Inc.                           Florida              65-0389397           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Engle Homes/Colorado, Inc.                          Florida              65-0496809           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Engle Homes/Gulf Coast, Inc.                        Florida              65-0429651           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Engle Homes/Jacksonville, Inc.                      Florida              65-0839876           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Engle Homes/Lake Bernadette, Inc.                   Florida              59-3288055           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Engle Homes/North Carolina, Inc.                    Florida              65-0482564           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Engle Homes/Orlando, Inc.                           Florida              65-0326491           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Engle Homes/Palm Beach, Inc.                        Florida              65-0388379           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Engle Homes/Pembroke, Inc.                          Florida              65-0470740           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Engle Homes/Southwest Florida, Inc.                 Florida              65-0559002           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Engle Homes/Texas, Inc.                             Florida              65-0424508           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Engle Homes/Virginia, Inc.                          Florida              65-0482565           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Greenleaf Homes, Inc.                               Florida              65-0762713           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Pembroke Falls Realty, Inc.                         Florida              65-0698225           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Preferred Builders Realty, Inc.                     Florida              59-2552841           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Preferred Home Mortgage Company                     Florida              65-0325930           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

St. Tropez At Boca Golf, Inc.                       Florida              65-0304088           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Universal Land Title, Inc.                          Florida              59-2630287           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Engle Homes Realty, Inc.                            Georgia              65-0816680           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Engle Homes/Arizona Construction, Inc.              Arizona              86-0873699           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

Universal Land Title of Colorado, Inc.             Colorado              84-1281298           123 N.W. 13th Street
                                                                                           Boca Raton, Florida 33432
                                                                                                 (561) 391-4012

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OR OFFER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                               [ENGLE HOMES LOGO]

                                OFFER TO EXCHANGE
                                  $100,000,000
                      9 1/4% SERIES C SENIOR NOTES DUE 2008
                                       FOR
                      9 1/4% SERIES B SENIOR NOTES DUE 2008

                              THE REGISTERED NOTES

         The terms of the new 9 1/4% Series C Senior Notes due 2008 that we are offering in this prospectus aRE substantially identical to the terms of our outstanding 9 1/4% Series B Senior Notes due 2008. The differencE between them is that the registered notes will be freely transferable and will not have any covenants regarding registration rights or additional interest.

                      MATERIAL TERMS OF THE EXCHANGE OFFER

         /bullet/ Expires at 5:00 p.m., New York City time, on                ,
                  1999, unless extended.

         /bullet/ The exchange offer is subject to customary conditions, including the conditions that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

         /bullet/ Tenders of initial notes may be withdrawn at any time prior to the expiration of the exchange offer.

         /bullet/ All initial notes that are validly tendered and not withdrawn will be exchanged for registered notes.

         /bullet/ We will not receive any proceeds from the exchange offer.

         /bullet/ All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act of 1933.

         /bullet/ We do not intend to apply for listing of the registered notes on any securities exchange or to arrange for them to be quoted on any quotation system.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 9.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE REGISTERED NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS            , 1999

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents we file at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we later file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until this offering is completed:

         1. Our Annual Report on Form 10-K for the fiscal year ended October 31, 1998,

         2. Our Proxy Statement for our 1999 Annual Meeting filed on January 19, 1999,

         3. Our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1999, and

         4. Our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1999.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Engle Homes, Inc.
123 N.W. 13th Street
Suite 300
Boca Raton, Florida  33432
Attention:  David Shapiro, Vice President - Finance
(561) 391-4012

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We may not make an offer of the registered notes in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains certain "forward-looking statements" within the meaning of federal securities laws about our financial condition, results of operations and business.

         You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," or similar expressions used in this prospectus.

         These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different form any future results, performance or achievements expressed or implied by us in those statements. The risks and uncertainties include those risks and uncertainties identified, among other places, under the heading "Risk Factors" in this prospectus.

         The most important factors that could prevent us from achieving our stated goals include, but are not limited to, the following:

         /bullet/ Local, regional and national economic conditions;

         /bullet/ The effects of government regulation;

         /bullet/ The competitive environment in which we operate;

         /bullet/ Fluctuations in interest rates;

         /bullet/ Changes in home prices;

         /bullet/ The availability and cost of labor and materials; and

         /bullet/ Weather conditions.

         Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus.

         The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We undertake no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                     SUMMARY

         This summary highlights selected information from this prospectus and may not contain all information that may be important to you. This prospectus and the documents incorporated by reference in this prospectus include specific terms of the exchange offer, as well as information regarding our business and detailed financial data. We encourage you to read the detailed information and financial statements appearing elsewhere in this prospectus or incorporated by reference in this prospectus.

                                   WHO WE ARE

         We design, construct, market and sell detached single-family residences, townhomes, patio homes and condominiums to entry level and move-up buyers, retirees and second-home, seasonal buyers. We currently operate in nine geographic markets:

         /bullet/ Broward County, Palm Beach County and Martin County in South
                  Florida,

         /bullet/ Orlando in Central Florida,

         /bullet/ Tampa, Sarasota, Naples and Fort Myers on the west coast of Florida,

         /bullet/ Denver, Colorado,

         /bullet/ Dallas, Texas,

         /bullet/ Virginia,

         /bullet/ Raleigh, North Carolina,

         /bullet/ Phoenix, Arizona, and

         /bullet/ Atlanta, Georgia.

         We offer a variety of home styles at prices ranging from approximately $70,000 to over $400,000 with an average sales price in fiscal 1998 of approximately $192,000. In addition, we operate a mortgage company which provides mortgages primarily to our home buyers in all of the geographic markets we operate in and a title company which provides services to our home buyers and others in Florida, Denver, Colorado and Dallas, Texas.

         We are a leading Florida homebuilder and believe we are one of the top five builders of single-family homes in South Florida and Central Florida. Florida is the number one homebuilding state in the United States in terms of total housing starts. In addition, Florida is currently the fourth largest state based upon total population and has consistently ranked among the top four states in population growth over the past seven decades.

         Since 1993, we have expanded into eight of the top 20 homebuilding markets in the nation through both start-up operations and the acquisition of a homebuilder in Denver, Colorado. In fiscal 1998, approximately 44% of our revenues from home sales were generated outside of the Florida markets as compared to none in fiscal 1993.

         Over the past five years, our total revenues have grown from $224 million in fiscal 1994 to $536 million in fiscal 1998. The number of homes delivered increased from 1,992 in fiscal 1997 to 2,605 in fiscal 1998. At the end of fiscal 1998, we were marketing homes in 91 communities.

         Our principal executive offices are located at 123 N.W. 13th Street, Suite 300, Boca Raton, Florida 33432, and our telephone number is (561) 391-4012.

                               RECENT DEVELOPMENTS

         On May 26, 1999, we amended our unsecured revolving credit agreement to provide for the following:

         /bullet/ the term of the facility was extended to May 2002 from May
                  2001,

         /bullet/ the aggregate committed amount was reduced to $100 million from $170 million, and

         /bullet/ certain other amendments were made to the agreement to provide us with greater financial flexibility.

                               THE EXCHANGE OFFER

         On April 29, 1999, we issued in a private placement $100 million of our 9 1/4% Series B Senior Notes due 2008. We entered into a registration rights agreement with the initial purchasers of these notes in which we agreed to deliver to you this prospectus and to complete the exchange offer. You are entitled to exchange your initial notes in the exchange offer for 9 1/4% Series C Senior Notes due 2008 with substantially identical terms. We believe that the registered notes to be issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, subject to certain limited conditions.

         We issued the initial notes under an indenture which grants the holders of the initial notes certain rights. The registered notes will also be issued under that indenture and the holders of the registered notes will have the same rights as the holders of the initial notes. In addition, there are currently $149,670,000 of registered notes outstanding which were also issued under this indenture and the registered notes issued in the exchange offer will be part of the same class as these currently outstanding registered notes.

Registration Rights Agreement...........You are entitled under the registration rights agreement to exchange your
                                        initial notes for registered notes with
                                        substantially identical terms. The
                                        exchange offer is intended to satisfy
                                        these rights. After the exchange offer
                                        is complete, except as set forth in the
                                        next paragraph, you will no longer be
                                        entitled to any exchange or registration rights with respect to your initial notes.

                                        The registration rights agreement
                                        requires us to file a registration
                                        statement for a continuous offering in
                                        accordance with Rule 415 under the
                                        Securities Act for your benefit if you
                                        would not receive freely tradeable
                                        registered notes in the exchange offer
                                        or you are ineligible to participate in
                                        the exchange offer and indicate that you wish to have your initial notes registered under the Securities Act. See "The Exchange Offer - Procedures for Tendering."

The Exchange Offer......................We are offering to exchange $1,000 principal amount of 9 1/4% Series C
                                        Senior Notes due 2008 which have been
                                        registered under the Securities Act for
                                        each $1,000 principal amount of 9 1/4%
                                        Series B Senior Notes due 2008 which
                                        were issued on April 29, 1999 in a
                                        private placement. In order to be
                                        exchanged, an initial note must be
                                        properly tendered and accepted. All
                                        initial notes that are validly tendered
                                        and not validly withdrawn will be
                                        exchanged.

                                        As of this date, there are $100 million
                                        of initial notes and $149,670,000 of
                                        previously issued registered notes
                                        outstanding.

                                        We will issue the new registered notes
                                        promptly after
                                        the expiration of the exchange offer.

Resales of the registered notes.........We believe that registered notes to be issued in the exchange offer may be
                                        offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if you meet the following conditions:

                                        (1) the registered notes are acquired by
                                            you in the ordinary course of your
                                            business,

                                        (2) you are not engaging in and do not
                                            intend to engage in a distribution
                                            of the registered notes,

                                        (3) you do not have an arrangement or
                                            understanding with any person to
                                            participate in the distribution of
                                            the registered notes, and

                                        (4) you are not an affiliate of ours, as
                                            that term is defined in Rule 405
                                            under the Securities Act.

                                        If you do not meet the above conditions, you may incur liability under the Securities Act if you transfer any registered note without delivering a prospectus meeting the requirements of the Securities Act. We do not assume or indemnify you against that liability.

                                        Each broker-dealer that is issued
                                        registered notes in the exchange offer
                                        for its own account in exchange for
                                        initial notes which were acquired by
                                        that broker-dealer as a result of
                                        market-making activities or other
                                        trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the registered notes. A broker-dealer may use this prospectus for an offer to resell or to otherwise transfer these registered notes.

Expiration Date.........................The exchange offer will expire at 5:00
                                        p.m., New York City time, on     , 1999,
                                        unless we decide to extend the exchange
                                        offer. We do not intend to extend the
                                        exchange offer, although we reserve the
                                        right to do so. If we determine to
                                        extend the exchange offer, we do not
                                        intend to extend it beyond       , 1999.

Conditions to the Exchange Offer........The only conditions to completing the exchange offer are that the exchange
                                        offer not violate applicable law or any
                                        applicable interpretation of the staff
                                        of the SEC and no injunction, order or
                                        decree has been issued which would
                                        prohibit, prevent or materially impair
                                        our ability to proceed with the exchange offer. See "The Exchange Offer - Conditions."

Procedures for Tendering Initial Notes
   Held in the Form of Book-Entry
   Interests............................The initial notes were issued as global securities in fully registered form
                                        without coupons. Beneficial interests in the initial notes which are held by direct or indirect participants in The Depository Trust Company through certificateless depositary interests are shown on, and transfers of the initial notes can be made only through, records maintained in book-entry form by The Depository Trust Company with respect to its participants.

                                        If you are a holder of an initial note
                                        held in the form of a book-entry
                                        interest and you wish to tender your
                                        initial notes for exchange pursuant to
                                        the exchange offer, you must transmit to American Stock Transfer & Trust Company, as exchange agent, on or prior to the expiration of the exchange offer either:

                                        /bullet/ a written or facsimile copy of
                                                 a properly completed and
                                                 executed letter of transmittal
                                                 and all other required
                                                 documents to the address set
                                                 forth on the cover page of the
                                                 letter of transmittal; or

                                        /bullet/ a computer-generated message
                                                 transmitted by means of DTC's
                                                 Automated Tender Offer Program
                                                 system and forming a part of a
                                                 confirmation of book-entry
                                                 transfer in which you
                                                 acknowledge and agree to be
                                                 bound by the terms of the
                                                 letter of transmittal.

                                        The exchange agent must also receive on
                                        or prior to the expiration of the
                                        exchange offer either:

                                        /bullet/ a timely confirmation of
                                                 book-entry transfer of your
                                                 initial notes into the exchange
                                                 agent's account at DTC, in
                                                 accordance with the procedure
                                                 for book-entry transfers
                                                 described in this prospectus
                                                 under the heading "The Exchange
                                                 Offer--Book-Entry Transfer," or

                                        /bullet/ the documents necessary for
                                                 compliance with the guaranteed
                                                 delivery procedures described
                                                 below.

                                        A letter of transmittal accompanies this prospectus. By executing the letter of transmittal or delivering a computer-generated message through DTC's Automated Tender Offer Program system, you will represent to us that, among other things:

                                        (1) the registered notes to be acquired
                                            by you in the exchange offer are
                                            being acquired in the ordinary
                                            course of your business;

                                        (2) you are not engaging in and do not
                                            intend to engage in a distribution
                                            of the registered notes;

                                        (3) you do not have an arrangement or
                                            understanding with any person to
                                            participate in the distribution of
                                            the registered notes; and

                                        (4) you are not our affiliate.

Procedures for Tendering Certificated
  Initial Notes.........................If you are a holder of book-entry interests in the initial notes, you are
                                        entitled to receive, in limited
                                        circumstances, in exchange for your
                                        book-entry interests, certificated notes which are in equal principal amounts to your book-entry interests. See "Book-Entry; Delivery and Form." No certificated notes are issued and outstanding as of the date of this prospectus. If you acquire certificated initial notes prior to the expiration of the exchange offer, you must tender your certificated initial notes in accordance with the procedures described in this prospectus under the heading "The Exchange Offer--Procedures for
                                        Tendering--Certificated Initial Notes."

Special Procedures for
  Beneficial Owners.....................If you are the beneficial owner of initial notes and they are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your initial notes, you should promptly contact the person in whose name your initial notes are registered and instruct that person to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register ownership of the initial notes in your name or obtain a properly completed bond power from the person in whose name your initial notes are registered. The transfer of registered ownership may take considerable time. See "The Exchange Offer--Procedures for
                                        Tendering--Procedures Applicable to All
                                        Holders."

Guaranteed Delivery Procedures..........If you wish to tender your initial notes and:

                                        (1) they are not immediately available,

                                        (2) time will not permit your initial
                                            notes or other required documents to
                                            reach the exchange agent before the
                                            expiration of the exchange offer, or

                                        (3) you cannot complete the procedure
                                            for book-entry transfer on a timely
                                            basis,

                                        you may tender your initial notes in
                                        accordance with the guaranteed delivery
                                        procedures set forth in "The Exchange
                                        Offer--Procedures for
                                        Tendering--Guaranteed Delivery
                                        Procedures."

Acceptance of Initial Notes and
  Delivery of registered notes..........Except under the circumstances described above under "Conditions to the Exchange
                                        Offer," we will accept for exchange any
                                        and all initial notes which are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The registered notes to be issued to you in the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal..............................You may withdraw the tender of your initial notes at any time prior to 5:00
                                        p.m., New York City time, on the
                                        expiration date. We will return to you
                                        any initial notes not accepted for
                                        exchange for any reason without expense
                                        to you as promptly as we can after the
                                        expiration or termination of the
                                        exchange offer.

Exchange Agent..........................American Stock Transfer & Trust Company
                                        is serving as the exchange agent in
                                        connection with the exchange offer.

Consequences of Failure to Exchange.....If you do not participate in the exchange offer, upon completion of the
                                        exchange offer, the liquidity of the
                                        market for your initial notes could be
                                        adversely affected.

Federal Income Tax Consequences.........The exchange of the initial notes will not be a taxable event for federal
                                        income tax purposes. See "United States
                                        Federal Income Tax Considerations."

                              THE REGISTERED NOTES

The Registered Notes....................$100,000,000 aggregate principal amount of 9 1/4% Series C Senior Notes due 2008 of Engle Homes, Inc.

Maturity Date...........................February 1, 2008.

Interest Payment Dates..................Interest at will accrue from February 1,
                                        1999, or the last interest payment date
                                        on the initial notes, and will be
                                        payable on each February 1 and August 1, commencing August 1, 1999.

Guarantees..............................The registered notes are guaranteed by each of our wholly-owned subsidiaries.
                                        If we cannot make payments on the
                                        registered notes when payments are due,
                                        the guarantor subsidiaries will be
                                        obligated to make them.

Optional Redemption.....................At any time on or after February 1,
                                        2003, we may redeem the registered notes at the redemption prices listed in the section "Description of the Registered Notes" under the heading "Optional Redemption."

                                        We may also redeem up to 33% of the
                                        registered notes at any time before
                                        February 1, 2001, with the net proceeds
                                        of one or more public equity offerings
                                        at the redemption price listed in the
                                        section "Description of the Registered
                                        Notes" under the heading "Optional
                                        Redemption," so long as at least 67% of
                                        the registered notes we originally
                                        issued, including the $149,670,000 of
                                        registered notes that are currently
                                        outstanding, remain outstanding.

Change of Control.......................Upon a change of control as described in the section "Description of the
                                        Registered Notes" under the heading
                                        "Certain Covenants - Change of Control," holders of registered notes will have the right to require us to purchase some or all of their registered notes at 101% of the principal amount, plus interest to the date of purchase. We cannot assure you that we will have sufficient funds to purchase any of the registered notes.

Additional Offers to Purchase...........Under certain circumstances, we may be required to make an offer to purchase a
                                        portion of the registered notes in the
                                        event of certain asset sales or if our
                                        net worth falls below a certain level
                                        for two consecutive quarters.

Ranking.................................The registered notes are our general obligations and will not be secured by
                                        any collateral. Right to payment under
                                        the registered notes will be:

                                        /bullet/ junior to the rights of our
                                                 secured creditors to the extent
                                                 of their security in our
                                                 assets,

                                        /bullet/ equal with the rights of
                                                 creditors under our other
                                                 unsecured unsubordinated debt,
                                                 including our credit facility,
                                                 and

                                        /bullet/ senior to the rights of
                                                 creditors under debt expressly
                                                 subordinated to the registered
                                                 notes.

                                        The guarantees of our subsidiaries will
                                        also not be secured by any collateral.
                                        Right to payment under any guarantee
                                        will be:

                                        /bullet/ junior to the rights of secured
                                                 creditors to the extent of
                                                 their security in our
                                                 subsidiaries' assets,

                                        /bullet/ equal with the rights of
                                                 creditors under our
                                                 subsidiaries' other unsecured
                                                 unsubordinated debt, and

                                        /bullet/ senior to the rights of
                                                 creditors under debt of our
                                                 subsidiaries that is expressly
                                                 subordinated to the guarantees
                                                 of the registered notes.

                                        Currently, neither us nor our
                                        subsidiaries have any secured
                                        indebtedness outstanding other than our
                                        warehouse lines of credit.

Certain Covenants.......................The registered notes will be issued under an indenture which will, among
                                        other things, restrict our ability and
                                        the ability of our subsidiaries to:

                                        /bullet/ borrow money,

                                        /bullet/ pay dividends on or repurchase
                                                 our common stock,

                                        /bullet/ sell certain assets,

                                        /bullet/ enter into certain transactions
                                                 with our affiliates,

                                        /bullet/ incur liens,

                                        /bullet/ merge with or into other
                                                 companies, or

                                        /bullet/ make investments in
                                                 subsidiaries that are not
                                                 guarantors of the registered
                                                 notes.

                                        For more details, see the section
                                        "Description of the Registered Notes"
                                        under the heading "Certain Covenants."

                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones that we may face. There may be additional risks and uncertainties not presently known to us or that we currently do not believe are material that may also impair our business operations.

         If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of the registered notes could decline and you may lose all or part of your investment.

AFTER COMPLETION OF THE EXCHANGE OFFER THE LIQUIDITY OF ANY MARKET FOR THE INITIAL NOTES COULD BE ADVERSELY AFFECTED AND THE INITIAL NOTES MAY NO LONGER BE ENTITLED TO ANY REGISTRATION RIGHTS.

         We issued the initial notes in a private offering exempt from the registration requirements of the Securities Act. Accordingly, you may not offer, sell or otherwise transfer your initial notes except in compliance with the registration requirements of the Securities Act and applicable state securities laws or pursuant to exemptions from such registration requirements. If you do not exchange your initial notes for registered notes in this exchange offer, your initial notes will continue to be subject to these transfer restrictions after the completion of this exchange offer.

         After completion of this exchange offer, if you do not tender your initial notes in this exchange offer, you will no longer be entitled to any registration rights under the registration rights agreement, except under limited circumstances.

         To the extent initial notes are tendered and accepted in the exchange offer, the liquidity of the trading market, if any, for the initial notes could be adversely affected.

FUTURE CHANGES IN BUSINESS CONDITIONS COULD ADVERSELY AFFECT OUR BUSINESS, INCLUDING OUR ABILITY TO BUILD HOMES AT PRICES OUR CUSTOMERS ARE WILLING OR ABLE TO PAY.

         The homebuilding industry is cyclical and is significantly affected by changes in general and local economic conditions, such as:

         /bullet/ employment levels,

         /bullet/ availability of financing for home buyers,

         /bullet/ interest rate levels,

         /bullet/ consumer confidence, and

         /bullet/ housing demand.

         An oversupply of alternatives to new homes, such as rental properties and used homes, could depress prices and reduce margins for the sale of new homes.

         Weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires, can harm the homebuilding business.

         Inventory risk can be substantial for homebuilders. The risks inherent in purchasing and developing land increase as consumer demand for housing decreases. The market value of undeveloped land, building lots and housing inventories can fluctuate significantly as a result of changing market conditions.

         In addition, inventory carrying costs can be significant and can result in losses in a poorly performing project or market. In the event of significant changes in economic or market conditions, we may have to sell homes at a loss.

         In our business, we must continuously seek and make acquisitions of land for replacement and expansion of land inventory within our current markets and, from time to time, make acquisitions of land for expansion into new markets. Although we employ various measures designed to manage inventory risks, we can give no assurance that such measures will be successful.

         The homebuilding industry has from time to time experienced significant difficulties, including:

         /bullet/ shortages of qualified trades people,

         /bullet/ reliance on local contractors, who may be inadequately capitalized,

         /bullet/ shortages of materials, and

         /bullet/ volatile increases in the cost of certain materials
                  (particularly increases in the price of lumber, framing and cement, which are significant components of home construction costs).

         These difficulties could cause us to take longer and pay more costs to build our homes. We may not be able to recapture increased costs by raising prices in many cases because we fixed our prices up to six months in advance of delivery by signing home sales contracts. In addition, some home buyers may cancel or not honor their home sales contracts altogether.

FUTURE INCREASES IN INTEREST RATES COULD PREVENT POTENTIAL CUSTOMERS FROM BUYING OUR HOMES AND ADVERSELY AFFECT OUR BUSINESS.

         Virtually all our customers finance their acquisitions through lenders providing mortgage financing. Increases in interest rates or decreases in availability of mortgage financing could depress the market for new homes because of the increased monthly mortgage costs to potential home buyers. Even if potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their homes to potential buyers who need financing. This could adversely affect our results of operations.

OUR SUBSTANTIAL DEBT COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

         We have a significant amount of debt. As of April 30, 1999, our outstanding indebtedness was approximately $284,120,000. In addition, subject to the restrictions in the indenture relating to the notes and in our credit facility, we may incur additional debt in the future.

         The amount of our debt could have important consequences to a holder of the notes. For example, it could:

         /bullet/ make us more vulnerable in the event of a downturn in our business or in general economic conditions,

         /bullet/ limit our ability to obtain additional financing for future working capital, capital expenditures, general corporate or other purposes

         /bullet/ require us to dedicate a substantial portion of our cash flow from operations to the payment on our debt and reduce our ability to use our cash flow for other purposes, and

         /bullet/ limit our flexibility in planning for, or reacting to, the changes in our business.

         Our ability to meet our debt service obligations depends on our future performance. Numerous factors outside of our control, including changes in financial, political and business conditions in the markets in which we do business, affect our operating results. Any adverse changes in these factors could adversely affect our operating results. We cannot assure you that we will be able to generate sufficient cash flow from operations or that future borrowings will be available to us under our credit facility in amounts sufficient to meet our debt service obligations, including the notes. We may need to refinance all or a portion of our debt, including the notes, or obtain alternative additional financing, to make required debt service payments. We cannot be certain that we could refinance our debt or obtain alternative additional financing on terms that are favorable to us.

         Our credit facility and the indenture governing the notes contain financial covenants. If we fail to comply with any of these covenants, our debt could become due and payable before maturity, which could adversely affect our operations, including our ability to make additional borrowings under our credit facility.

OUR BUSINESS OPERATIONS ARE GEOGRAPHICALLY CONCENTRATED AND ECONOMIC DOWNTURNS IN THE GEOGRAPHIC AREAS IN WHICH WE OPERATE WOULD ADVERSELY AFFECT OUR BUSINESS.

         Our operations are located in the following areas:

         /bullet/ South Florida, Central Florida and the west coast of Florida,

         /bullet/ Denver, Colorado,

         /bullet/ Dallas, Texas,

         /bullet/ Virginia,

         /bullet/ Raleigh, North Carolina,

         /bullet/ Phoenix, Arizona, and

         /bullet/ Atlanta, Georgia.

         Adverse general economic conditions in any of these markets could have a material adverse impact on our operations. During our 1998 fiscal year, approximately 56% of our housing revenue and a significant portion of our operating income were derived from operations in Florida. Adverse economic changes in Florida could significantly affect our operations. We expanded into two new geographic markets, Phoenix, Arizona, and Atlanta, Georgia, in our 1997 fiscal year. We may find these new markets to be less stable than our established markets and these new markets may involve delays, problems and expenses we do not typically find in the existing markets with which we are familiar.

OUR PRINCIPAL SHAREHOLDERS HAVE SIGNIFICANT VOTING CONTROL.

         Alec Engelstein, our Chairman, President and Chief Executive Officer, and Harry Engelstein, our Executive Vice President and Chief Construction Officer, together beneficially own a total of approximately 32% of our outstanding Common Stock and together have significant voting power with respect to the election of our Board of Directors, and in general, the determination of the outcome of various matters submitted to the shareholders for approval. The interests of our principal shareholders may be in conflict with the interests of holders of notes.

WE ARE DEPENDENT ON OUR KEY EXECUTIVES FOR OUR CONTINUED SUCCESS.

         Our operations are managed by a relatively small number of executive officers. If we were to lose the services of one or more of these executive officers, particularly Alec Engelstein, our Chairman, President and Chief Executive Officer, that loss could have an adverse effect on our business and operations.

FEDERAL AND STATE LAWS ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND TO REQUIRE CERTAIN PAYMENTS RECEIVED FROM GUARANTORS TO BE RETURNED.

         Although holders of the notes will be direct creditors of the guarantors by virtue of the guarantees, existing or future creditors of any guarantor could avoid or subordinate such guarantor's guarantee under the fraudulent conveyance laws if they were successful in establishing that:

         /bullet/ the guarantee was incurred with fraudulent intent, or

         /bullet/ the guarantor did not receive fair consideration or reasonably equivalent value for issuing the guarantee and the guarantor

                  1)  was insolvent at the time of the guarantee,

                  2)  was rendered insolvent by reason of the guarantee,

                  3) was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business, or

                  4) intended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured.


         The measures of insolvency for purposes of determining whether a fraudulent conveyance occurred would vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court. Generally, however, a company would be considered insolvent for purposes of the foregoing if:

         /bullet/ the sum of the company's debts, including contingent, unliquidated and unmatured liabilities, is greater than all of such company's property at a fair valuation, or

         /bullet/ if the present fair saleable value of the company's assets is less than the amount that will be required to pay the probable liability on its existing debts as they become absolute and matured.

WE MAY NOT HAVE THE ABILITY TO RAISE FUNDS NECESSARY TO FINANCE ANY CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

         If a change of control occurs as described in the section "Description of the Registered Notes" under the heading "Certain Covenants--Change of Control," we will be required to offer to repurchase all of the outstanding notes at 101% of their principal amount, together with any accrued and unpaid interest. We cannot assure you that we will have sufficient funds available or that we will be permitted by our other debt agreements to repurchase the notes.

HOMEBUILDING IS VERY COMPETITIVE, AND COMPETITIVE CONDITIONS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         The homebuilding industry is highly competitive and fragmented. We compete in each of our markets with numerous national, regional and local builders, including some builders with greater financial resources than us. Builders of new homes compete not only for home buyers, but also for desirable properties, raw materials and skilled subcontractors.

         The competitive conditions in the homebuilding industry could result in:

         /bullet/ difficulty in acquiring suitable land at acceptable prices,

         /bullet/ increased selling incentives,

         /bullet/ lower sales, or

         /bullet/ delays in construction.

GOVERNMENTAL REGULATIONS COULD INCREASE THE COST AND AVAILABILITY OF OUR DEVELOPMENT AND HOMEBUILDING PROJECTS AND ADVERSELY AFFECT OUR BUSINESS.

         We are subject to extensive and complex regulations that affect the development and homebuilding process, including zoning, density and building standards. These regulations often provide broad discretion to the administering governmental authorities. This can delay or increase the cost of development or homebuilding.

         We also are subject to a variety of local, state and federal laws and regulations concerning protection of health and the environment. These environmental laws may result in delays, may cause us to incur substantial compliance and other costs, and can prohibit or severely restrict development and homebuilding activity in certain environmentally sensitive regions or areas.

THE VOTING INTEREST OF THE HOLDERS OF NOTES WILL BE DILUTED.

         Currently, approximately $149,670,000 of registered notes are outstanding. The registered notes which are currently outstanding and the registered notes to be issued in the exchange offer will be deemed to be a single series of debt securities outstanding under the indenture. Accordingly, the individual voting interest of each holder of registered notes will be diluted. In addition, issuances of additional notes under the indenture, to the extent permitted by the debt incurrence limitations of the indenture, may result in further dilution of the individual voting interest of the holders of notes.

WE CANNOT ASSURE YOU THAT A TRADING MARKET WILL BE SUSTAINED FOR THE NOTES.

         The registered notes to be issued in the exchange offer will trade as a single class with the $149,670,000 of registered notes that are currently outstanding. The registered notes are not listed on a securities exchange and we do not intend to apply for listing of the registered notes on a securities exchange. The liquidity of the trading market in the registered notes, and the market prices quoted for the registered notes, may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will continue for the registered notes, that you will be able to sell the registered notes or that, if you can sell your registered notes, you will be able to sell them at an acceptable price.

OUR SYSTEMS MAY NOT BE YEAR 2000 COMPLIANT.

         We have done an assessment of the homebuilding and corporate operations that utilize the our significant information technology and non-information technology systems. We believe that our information technology system is Year 2000 compliant in all material respects.

         We have replaced certain non-compliant systems and are in the process of replacing others. The systems we are in the process of replacing are not critical to our operations. In substantially all of the cases, the replacement or upgrading of all of these systems will occur prior to any exposure to potential Year 2000 issues. We do not believe that our non-compliant systems pose a material risk to our financial condition or that the cost of replacing or upgrading our remaining non-compliant systems will have any material averse effect. However, we cannot currently determine to what extent Year 2000 issues will affect the systems of governmental agencies on which we are dependent for zoning, building permits and related matters that are critical to our operations.

         We have surveyed and continue to monitor our significant vendors , subcontractors, suppliers and financial institutions to assess their readiness or anticipated readiness for the Year 2000. We believe that our worst-case scenario resulting from Year 2000 issues would be the failure of some of our vendors, subcontractors or other third parties to achieve Year 2000 compliance, resulting in a slowdown of our operations. We will continue to monitor our largest suppliers, vendors and sub-contractors and attempt to minimize any adverse effects on our operations. In addition, we are currently developing contingency plans. While at present we do not believe the Year 2000 issue will have a material adverse effect on our business, we cannot assure you in this regard.

                                 USE OF PROCEEDS

         We will not receive any cash proceeds from the exchange offer. In consideration for issuing the registered notes as contemplated in this prospectus, we will receive in exchange the initial notes in like principal amount. The initial notes surrendered in exchange for the registered notes will be retired and canceled and cannot be reissued. The issuance of the registered notes will not result in any increase in our indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

                                                                                                      SIX MONTHS ENDED
                                                           YEAR ENDED OCTOBER 31,                         APRIL 30,
                                             ----------------------------------------------------     ----------------
                                             1994        1995        1996        1997       1998      1998       1999
                                             ----        ----        ----        ----       ----      ----       ----
Ratio of Earnings to Fixed Charges (1)...... 2.56x       1.18x       1.63x       2.40x      2.55x     2.24x      2.92x

------------
(1) Computed by dividing earnings by fixed charges. "Earnings" consist of income from operations before income taxes, plus amortization of previously capitalized interest included in costs of sales and fixed charges, exclusive of capitalized interest costs. "Fixed Charges" consist of interest costs incurred, including capitalized interest costs plus amortization of loan costs and that portion of operating lease rental expense deemed to be representative of interest.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         Upon the issuance of the initial notes under the purchase agreement, the initial purchasers and their respective assignees became entitled to the benefits of the registration rights agreement. Under the registration rights agreement, we are required to:

         /bullet/ use our reasonable best efforts to cause the registration statement to declared effective no later than 150 days after the date the initial notes were issued,

         /bullet/ keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after we notify holders of the notes of the exchange offer, and

         /bullet/ use reasonable best efforts to complete the exchange offer as soon as practicable, but no later than 150 days after the date on which we issued the initial notes.

         The exchange offer being made by this prospectus is intended to satisfy our obligations under the registration rights agreement. If we fail to fulfill such obligations, the holders of outstanding initial notes are entitled to receive "Additional Interest" until we have fulfilled such obligations, at the rate of 0.50%, which rate will increase by an additional 0.50% at the beginning of each 90-day period that we must pay Additional Interest, provided that any such increase in the interest rate may not exceed 1.5%. All amounts of accrued Additional Interest will be payable in cash on the same interest payment dates as the notes.

EFFECT OF THE EXCHANGE OFFER

         Based on interpretations by the SEC staff contained in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the registered notes issued to you under the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you can represent that:

         /bullet/ you are acquiring the registered notes in the ordinary course of your business;

         /bullet/ you have no arrangements or understandings with any person to participate in the exchange offer for the purpose of distributing the registered notes; and

         /bullet/ you are not an "affiliate" (as defined in Rule 405 of the Securities Act) of ours.

         If you are not able to make these representations, you are a "Restricted Holder." As a Restricted Holder, you will not be able to participate in the exchange offer, may not rely on the SEC staff positions set forth in the Exxon Capital Holdings Corporation no-action letter and similar no-action letters and may only sell your initial notes as part of a registration statement containing the selling security holder information required by Item 507 of SEC Regulation S-K, or under an exemption from the registration requirement of the Securities Act.

         In addition, each broker-dealer, other than a Restricted Holder, that receives registered notes for its own account in exchange for initial notes which were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer") may be a statutory underwriter and must acknowledge in the letter of transmittal that it will deliver a prospectus meeting the requirements of the Securities Act upon any resale of such registered notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based upon interpretations by the SEC staff, we believe that a Participating Broker-Dealer may offer for resale, resell and otherwise transfer registered notes issued under the exchange offer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating

Broker-Dealer as part of their resales. We have agreed that, for a period of 90 days after the completion of the exchange offer, we will make this prospectus available to any broker-dealer for use by the broker-dealer in any resale. By acceptance of this exchange offer, each broker-dealer that receives registered notes under the exchange offer agrees to notify us prior to using this prospectus in a sale or transfer of registered notes. For more information, please see the section "Plan of Distribution."

         To the extent initial notes are tendered and accepted in the exchange offer, the principal amount of outstanding initial notes will decrease with a resulting decrease in the liquidity in the market for the initial notes. Initial notes that are still outstanding following the completion of the exchange offer will continue to be subject to transfer restrictions.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions contained in this prospectus and in the letter of transmittal, we will accept any and all initial notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. As of the date of this prospectus, $100 million principal amount of the initial notes is outstanding. We will issue $1,000 principal amount at maturity of registered notes in exchange for each $1,000 principal amount at maturity of outstanding initial notes accepted in the exchange offer. Holders may tender some or all of their initial notes under the exchange offer. However, initial notes may be tendered only in integral multiples of $1,000.

         The form and terms of the registered notes will be substantially identical to the form and terms of the initial notes, except that:

         /bullet/ the offering of the registered notes has been registered under the Securities Act;

         /bullet/ the registered notes will not be subject to transfer restrictions;

         /bullet/ the registered notes will be issued free of any covenants regarding registration rights and free of any provision for Additional Interest; and

         /bullet/ the registered notes will evidence the same debt as the initial notes and will be entitled to the benefits of the indenture under which initial notes were, and the registered notes will be, issued.

         You do not have any appraisal or dissenters rights under law or the indenture in the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act.

         We will be deemed to have accepted validly tendered initial notes when, as and if we have given oral notice, promptly confirmed in writing, or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the registered notes from us.

         If we do not accept for exchange any tendered initial notes because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, certificates for any such unaccepted initial notes will be returned to you, without expense, as promptly as practicable after the expiration date.

         If you tender initial notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes relating to the exchange of initial notes under the exchange offer. We will pay all charges and expenses, other than underwriting discounts and commissions and transfer taxes, as part of the exchange offer. See "--Fees and Expenses."

EXPIRATION DATE, EXTENSIONS, AMENDMENTS

         The term "expiration date" means 5:00 p.m., New York City time,
on              , 1999, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

         In order to extend the exchange offer, we will notify the exchange agent of any extension by oral notice (promptly confirmed in writing) or written notice and will make a public announcement that we have extended the exchange offer prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless otherwise required by applicable law or regulation.

         We have the right, in our reasonable discretion, (1) to delay accepting any initial notes, to extend the exchange offer or, if any of the conditions set forth below under "Conditions" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent, or (2) to amend the terms of the exchange offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement. If we believe that we have made a material amendment of the terms of the exchange offer, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the notes of such amendment and we will extend the exchange offer to the extent required by law.

         Without limiting the manner in which we may choose to make public announcement of any delay, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

PROCEDURES FOR TENDERING

     BOOK-ENTRY INTERESTS

         The initial notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in The Depository Trust Company ("DTC" or the "Depositary"), are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

         If you hold your initial notes in the form of book-entry interests and you wish to tender your initial notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date either:

         (1) a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal, or

         (2) a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

          In addition, in order to deliver initial notes held in the form of book-entry interests:

         (A) a timely confirmation of book-entry transfer of such notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfers described below under "--Book-Entry Transfer" must be received by the exchange agent prior to the expiration date, or

         (B) you must comply with the guaranteed delivery procedures described below.

         THE METHOD OF DELIVERY OF INITIAL NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR INITIAL NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY, OR NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

     CERTIFICATED INITIAL NOTES

         Only registered holders of certificated initial notes may tender those notes in the exchange offer. If your initial notes are certificated notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under "--Exchange Agent." In addition, in order to validly tender your certificated initial notes:

         (1) the certificates representing your initial notes must be received by the exchange agent prior to the expiration date, or

         (2) you must comply with the guaranteed delivery procedures described below.

     PROCEDURES APPLICABLE TO ALL HOLDERS

          If you tender an initial note and you do not withdraw the tender prior to the expiration date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

         If your initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register ownership of the initial notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

         (A) initial notes tendered in the exchange offer are tendered either

                  (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

                  (2)   for the account of an eligible institution; and

         (B) the box entitled "Special Registration Instructions" on the letter of transmittal has not been completed.

         If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

         If the letter of transmittal is signed by a person other than you, your initial notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those initial notes.

         If the letter of transmittal or any initial notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.

         We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered initial notes. This determination will be final and binding. We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular initial notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

         You must cure any defects or irregularities in connection with tenders of your initial notes within the time period we will determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of initial notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your notes will be returned to you if:

         (1)      you improperly tender your initial notes,

         (2) you have not cured any defects or irregularities in your tender, and

         (3) we have not waived those defects, irregularities or improper tender.

          The exchange agent will return your notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer.

         In addition, we reserve the right in our sole discretion to:

         (1) purchase or make offers for, or offer registered notes for, any initial notes that remain outstanding subsequent to the expiration of the exchange offer,

         (2)      terminate the exchange offer, and

         (3) to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

         The terms of any of these purchases or offers could differ from the terms of the exchange offer.

         By tendering, you will represent to us that, among other things:

         (1) the registered notes to be acquired by you in the exchange offer are being acquired in the ordinary course of your business,

         (2) you are not engaging in and do not intend to engage in a distribution of the registered notes to be acquired by you in the exchange offer,

         (3) you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes to be acquired by you in the exchange offer, and

         (4) you are not our "affiliate," as defined under Rule 405 of the Securities Act.

         In all cases, issuance of registered notes for initial notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for your initial notes or a timely book-entry confirmation of your initial notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal, or a computer-generated message instead of the letter of transmittal, and all other required documents. If any tendered initial notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if initial notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged initial notes, or initial notes in substitution therefor, will be returned without expense to you. In addition, in the case of initial notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged initial notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

     GUARANTEED DELIVERY PROCEDURES

         If you desire to tender your initial notes and your initial notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

         (1)      you tender through an eligible financial institution,

         (2) on or prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, and

         (3) the certificates for all certificated initial notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

         The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

         (1)      your name and address,

         (2)      the amount of initial notes you are tendering, and

         (3) a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

                  (A) the certificates for all certificated initial notes being tendered, in proper form for transfer or a book-entry confirmation of tender,

                  (B) a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of the letter of transmittal, and

                  (C) any other documents required by the letter of transmittal.

BOOK-ENTRY TRANSFER

         The exchange agent will establish an account with respect to the book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

         If one of the following situations occur:

         (1) you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the exchange agent's account at DTC, or

         (2) you cannot deliver all other documents required by the letter of transmittal to the exchange agent prior to the expiration date,

         then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

WITHDRAWAL OF TENDERS

         Except as otherwise provided herein, tenders of initial notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

         To withdraw a tender of initial notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address listed in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

         /bullet/ specify the name of the person having deposited the initial notes to be withdrawn,

         /bullet/ identify the initial notes to be withdrawn, including the certificate number or numbers and principal amount of such initial notes,

         /bullet/ be signed by the holder in the same manner as the original signature on the letter of transmittal by which the initial notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the initial notes register the transfer of the initial notes into the name of the person withdrawing the tender, and

         /bullet/ specify the name in which any initial notes are to be registered if different from that of the person that deposited the initial notes to be withdrawn.

         If the initial notes have been delivered under the book-entry procedure set forth above under "--Procedures for Tendering," any notice of withdrawal must specify the name and number of the participant's account at DTC to be credited with the withdrawn initial notes.

         We will determine, in our sole discretion, all questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination shall be final and binding on all parties. Any initial notes withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and registered notes will not be issued in exchange for such withdrawn initial notes unless the withdrawn initial notes are validly retendered. Properly withdrawn initial notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

         Any initial notes that are tendered but not accepted due to withdrawal, rejection of tender or termination of the exchange offer will be returned as soon as practicable to the holder without cost to the holder (or, in the case of initial notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility under the book-entry transfer procedures described above, these initial notes will be credited to an account maintained with such book-entry transfer facility for the initial notes).

CONDITIONS

         Notwithstanding any other term of the exchange offer, we are not required to accept for exchange any initial notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of any initial notes, if:

         /bullet/ the exchange offer will violate applicable law or any applicable interpretation of the SEC staff;

         /bullet/ the initial notes are not tendered in accordance with the exchange offer;

         /bullet/ you do not represent that you are acquiring the registered notes in the ordinary course of your business, and that you have no arrangement or understanding with any person to participate in a distribution of the registered notes; or

         /bullet/ any action or proceeding is instituted or threatened in any court or by before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

         These conditions are for our sole benefit and we may be asserted them regardless of the circumstances giving rise to any a condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of the right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.

         If we determine in our reasonable judgment that any of the conditions are not satisfied, we may (1) refuse to accept any initial notes and return all tendered initial notes to the tendering holders (or, in the case of initial notes delivered by book-entry transfer within DTC, credit any initial notes to the account maintained within DTC by the participant in DTC which delivered the notes), (2) extend the exchange offer and retain all initial notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the tenders of initial notes (see "Withdrawal of Tenders" above) or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered initial notes which have not been withdrawn. If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

         American Stock Transfer & Trust Company has been appointed as exchange agent for the exchange offer. Delivery of letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

BY REGISTERED OR CERTIFIED MAIL,                             BY FACSIMILE (ELIGIBLE INSTITUTIONS ONLY):
OVERNIGHT COURIER OR HAND DELIVERY:
                                                             (718) 234-5001
American Stock Transfer & Trust Company                      Attention: Exchange Department
40 Wall Street
New York, New York  10005                                    Confirmed by Telephone: (718) 921-8200

Attention:  Exchange Department                              (Originals of all documents submitted by facsimile
                                                             should be sent promptly by hand, overnight courier or
                                                             registered or certified mail.)

         Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

         We will pay expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by our officers and regular employees.

         We have not retained any dealer-manager as part of the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for services and will reimburse it for its reasonable out-of-pocket expenses under the exchange offer. We will also pay the reasonable fees and expenses of one firm acting as counsel for the initial purchasers. Expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

TRANSFER TAXES

         You must pay all transfer taxes, if any, applicable to the exchange of initial notes under the exchange offer. If satisfactory evidence of payment of the taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to you.

ACCOUNTING TREATMENT

         The registered notes will be recorded at the same carrying value as the initial notes on the date of the exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer and the unamortized expenses relating to the issuance of the initial notes will be amortized over the term of the registered notes.

                       DESCRIPTION OF THE REGISTERED NOTES

         The initial notes were issued under an indenture, dated as of June 12, 1998, among us, our subsidiaries which are guarantors of the notes and American Stock Transfer & Trust Company, as trustee. The registered notes will be issued under the same indenture. We have summarized selected provisions of the indenture and the notes below.

         In this summary description of the notes, all references to "Engle Homes," "we," "our," and "us" are to Engle Homes, Inc., excluding its subsidiaries, unless the context clearly indicates otherwise. We have used in this summary description capitalized terms that we have defined below under "--Glossary."

GENERAL

         The indenture provided for the initial issuance of up to $150 million principal amount of registered notes of which $149,670,000 are currently outstanding. The indenture also provides us the flexibility to issue additional notes in the future, subject to the limitations described below under "--Certain Covenants - Limitation on Debt," pursuant to which we issued the initial notes. Any initial notes that remain outstanding after the completion of the exchange offer, together with the currently outstanding registered notes and thee registered notes issued in exchange for the initial notes will be treated as a single class of debt securities under the indenture. The initial notes, the currently outstanding registered notes, the registered notes to be issued in the exchange offer and any additional notes issued under the indenture are collectively referred to as the "notes" in this summary description of the notes.

         The notes will mature on February 1, 2008 and will bear interest at 9.25% per year.

         We:

         /bullet/ will pay interest semi-annually on February 1 and August 1 of each year, commencing August 1, 1999,

         /bullet/ will pay interest to the persons in whose names a note is registered at the close of business on the January 15 and July 15 before date interest will be paid,

         /bullet/ will compute interest on the basis of a 360-day year consisting of twelve 30-day months,

         /bullet/ will make payments on the notes at the offices of the trustee, and

         /bullet/ may make payments by wire transfer for notes held in book-entry form or by check mailed to the address of the person entitled to the payment as it appears in the note register.

         The notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. The notes are exchangeable and transfers of the notes will be registered without charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection a transfer.

         The notes are our general obligations and are not secured by any collateral. The notes rank equally in right of payment with all our other existing and future senior unsecured and unsubordinated debt, including our credit facility, and senior to all our subordinated debt.

         Holders of our secured debt and secured debt of our subsidiaries will have claims to the assets constituting collateral for that debt. If we are involved in any dissolution, liquidation or reorganization, our secured debt holders would be paid before holders of the notes receive any amounts due under the notes to the extent of the value of the assets securing that debt. If the value of the collateral is not enough to pay off the secured debt, secured creditors would be entitled to share claims with holders of notes with respect to any other of our assets. Currently, neither us nor our subsidiaries have any secured debt outstanding other than our warehouse lines of credit.

THE GUARANTEES

         Our payment obligations under the notes are jointly and severally guaranteed by our subsidiaries. The guarantees are the general obligation of each subsidiary guarantor and are not secured by any collateral. The guarantees rank equally in right of payment with each subsidiary guarantor's other existing and future senior unsecured and unsubordinated debt, including the subsidiary guarantors guarantees of our obligations under our credit facility, and senior to all subordinated debt of the subsidiary guarantors.

         Holders of secured debt of the subsidiary guarantors will have claims to the assets constituting collateral for that debt. If any subsidiary guarantor is involved in any dissolution, liquidation or reorganization, its secured debt holders would be paid before holders of the notes receive any amounts due under the guarantee from that subsidiary guarantor to the extent of the value of the assets securing that debt.

         Except as provided in "Certain Covenants" below, we are not restricted from selling or otherwise disposing of any of our subsidiaries that guarantee the notes.

         The indenture provides that each of our subsidiaries that is a Restricted Subsidiary (other than, in our discretion, any Restricted Subsidiary the assets of which have a book value of not more than $1,000,000) will be guarantee our obligations under the notes.

         The indenture provides that if we or any of our subsidiaries sell all or substantially all of the assets, or all of the capital stock, of any of our other subsidiaries that guarantees the notes in a transaction constituting an Asset Sale, and if the Net Proceeds from such Asset Sale are used in accordance with the covenant "Limitation on Asset Sales," then the subsidiary guarantor (in the event of a sale or other disposition of all of the capital stock of the subsidiary guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of the subsidiary guarantor) shall be released and discharged of its obligations to guarantee the notes.

OPTIONAL REDEMPTION

         On or after February 1, 2003, we may elect to redeem some or all of the notes. We will provide the holders at least 30 but not more than 60 days' notice of our intent to redeem.

         If we elect to redeem the notes, we may do so at the following prices, which are expressed in percentages of principal amount, if redeemed during the twelve-month period beginning on February 1 of the year listed below:

             YEAR                                        PERCENTAGE
             ----                                        ----------
            2003...................................       104.625%
            2004...................................       103.083%
            2005...................................       101.542%
            2006 and thereafter....................       100.000%

         We will also pay accrued interest to, but excluding, the date of redemption. If a redemption date occurs on an interest payment date, the interest will be payable to the holder of record as of the record date.

         In addition, if we consummate one or more public offerings of our common stock after June 8, 1998 and on or prior to February 1, 2001, we may, at our option, redeem up to 33% of the original aggregate principal amount of the notes with the net proceeds of such offerings at 109.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided, however, that immediately after giving effect to any such redemption not less than 67% of the original aggregate principal amount of the notes remains outstanding.

         If we do not redeem all the notes, the trustee will select the notes to be redeemed either by lot, pro rata or by any other method as the trustee considers fair and appropriate, as long as the method complies with applicable legal and stock exchange requirements. On or after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

CERTAIN COVENANTS

         CHANGE OF CONTROL.

         In the event of a Change of Control, each holder of notes may require us to repurchase all or any part which is equal to $1,000 or a multiple of $1,000 of that holder's notes at a purchase price equal to 101% of the principal amount of the notes to be repurchased, plus accrued interest, on the 45th day after the date of the Change of Control Notice (the "Change of Control Repurchase Date").

         Within 30 days after the occurrence of a Change of Control, we or, at our request, the trustee, will deliver to all holders of record of the notes a notice (the "Change of Control Notice") of the occurrence of the Change of Control and of the repurchase right. We will deliver a copy of the Change of Control Notice to the trustee. To exercise the repurchase right, on or before the 30th day after the date of the Change of Control Notice, holders of notes must deliver written notice to us (or an agent designated by us for such purposes) of the holder's exercise of such right, together with the notes with respect to which the right is being exercised, duly endorsed for transfer. Such written notice shall be irrevocable.

         The right to require the repurchase of notes shall not continue after we have been discharged from our obligations under the notes and the indenture with respect to the notes in accordance with the indenture as described under "--Defeasance" below.

         If the Change of Control Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any note to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such note shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the note being repurchased will be paid on such next succeeding interest payment date to the registered holder of such note on the immediately preceding record date. A note repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the note being repurchased will be paid on such interest payment date to the registered holder of such note on the immediately preceding record date.

         A "Change of Control" will be deemed to have occurred when:

         /bullet/ any person or group is or becomes the beneficial owner of shares representing more than 50% of our voting stock;

         /bullet/ we

                  (A) consolidate with or merge into any other entity or any other entity merges into us and our outstanding common stock is changed or exchanged for other assets or securities unless our stockholders immediately bore the transaction own immediately following the transaction more than 50% of the combined voting power of the entity resulting from the transaction in substantially the same proportion as their ownership of our voting stock immediately before the transaction, or

                  (B) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person, or

         /bullet/ at any time during any consecutive two-year period, individuals who at the beginning of such period constituted our Board of Directors (together with any new directors whose election by such Board of

                  Directors or whose nomination for election by our stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our Board of Directors then in office; or

         /bullet/ we are liquidated or dissolved or adopt a plan of liquidation.

         In the case of the first two bulled points, a Change of Control will not be deemed to have occurred if after consummation of the transaction Alec Engelstein or Harry Engelstein or their respective estates, affiliates and associates have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of our Board of Directors.

         If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, we will comply with the requirements of Rule l4e-1 and any other tender offer rules under the Exchange Act which then may be applicable. We could, in the future, enter into certain significant transactions that would not constitute a Change of Control with respect to the Change of Control purchase feature of the notes. The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.

         The meaning of the phrase "all or substantially all" as used in the indenture in the definition of "Change of Control" with respect to a sale of assets varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of our assets, and therefore it may be unclear whether a Change of Control has occurred and whether the notes are subject to a Change of Control Offer.

         MAINTENANCE OF NET WORTH.

         If our Net Worth at the end of any two fiscal quarters in a row (the last day of such second fiscal quarter being referred to as the "Trigger Date") is less than $35,000,000 (the "Minimum Net Worth"), then we must offer (a "Net Worth Offer") to acquire equally from all holders of notes on the date (the "Net Worth Repurchase Date") that is 45 days following the date of the Net Worth Notice, 10% of the original outstanding principal amount of the notes (or if less than 10% of the original aggregate principal amount of the notes issued are then outstanding, all the notes outstanding at the time) (the "Net Worth Offer Amount") at a purchase price of 100% of the principal amount thereof, plus accrued interest to the Net Worth Repurchase Date (the "Net Worth Price"). We may credit against the Net Worth Offer Amount the principal amount of notes acquired by us prior to the Trigger Date through purchase, optional redemption or exchange. We, however, may not credit a specific note in more than one Net Worth Offer. In no event shall the failure to meet the Minimum Net Worth at the end of any fiscal quarter be counted toward the making of more than one Net Worth Offer. We will notify the trustee promptly after the occurrence of any of the events specified in this provision and shall notify the trustee in writing if our Net Worth is equal to or less than the Minimum Net Worth for any fiscal quarter.

         Within 30 days after the Trigger Date, we, or, at our request, the trustee, shall give notice of the Net Worth Offer to each holder (the "Net Worth Notice"). To accept a Net Worth Offer a holder must deliver to us, on or before the 30th day after the date of the Net Worth Notice, a written notice of the holder's acceptance of such offer, together with the notes with respect to which the offer is being accepted, duly endorsed for transfer to us. Such written notice may be withdrawn upon further written notice delivered to the trustee on or prior to the third day preceding the Net Worth Repurchase Date.

         If the Net Worth Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any note to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such note shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the note being repurchased will be paid on such next succeeding interest payment date to the registered holder of such note on the immediately preceding record date. A note repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the note being repurchased will be paid on such interest payment date to the registered holder of such note on the immediately preceding record date.

         If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, we will comply with the requirements of Rule l4e-1 and any other tender offer rules under the Exchange Act which then may be applicable.

         LIMITATION ON DEBT.

         We may not, and we will not allow any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for any debt, except the following:

         /bullet/ debt evidenced by the notes and the guarantees of the notes,

         /bullet/ debt incurred by us or any subsidiary guarantor under or in respect of a Bank Facility (including any guarantees related thereto) for working capital or other corporate purposes or evidenced by letters of credit, that is not in excess of $140,000,000,

         /bullet/ debt incurred under a Warehouse Facility not in excess of the value of the Mortgages pledged to secure debt thereunder,

         /bullet/ our debt to any subsidiary guarantor or of any our Restricted
                  Subsidiaries to us or to any subsidiary guarantor,

         /bullet/ debt which was outstanding on February 2, 1998,

         /bullet/ Non-Recourse Debt,

         /bullet/ debt in respect of performance, completion, guarantee, surety and similar bonds or banker's acceptances provided by us or any of our Restricted Subsidiaries in the ordinary course of business,

         /bullet/ additional debt in an amount not to exceed $7,500,000 at any time outstanding,

         /bullet/ debt referred to in the definition of Interest Rate Protection
                  Agreement,

         /bullet/ Purchase Money Obligations incurred in the ordinary course of business in an amount not exceeding $5,000,000 at any time outstanding, and

         /bullet/ Refinancing Debt.

         In addition to the types of debt listed above, we and our Restricted Subsidiaries may incur debt if, at the time such debt is so incurred and after giving effect to the debt and the application of the proceeds of the debt, our Coverage Ratio is not less than 2.0 to 1.0.

         We will not, and we will not allow any of our Restricted Subsidiaries to, directly or indirectly, incur any debt that is subordinated to any other of our debt or the debt of any subsidiary guarantor unless that debt is also subordinated to the notes or the guarantee of the subsidiary guarantor in the same manner.

         LIMITATION ON RESTRICTED PAYMENTS.

         We may not, and we will not allow any of our Restricted Subsidiaries to, make any Restricted Payment, if, after giving effect to the proposed Restricted Payment:

         /bullet/ an event of default has occurred and is continuing,

         /bullet/ we would not be able to incur $1.00 of additional debt under Coverage Ratio test set forth under the caption "--Limitation on Debt" above, or

         /bullet/ the aggregate amount of all Restricted Payments made by us and our Restricted Subsidiaries (the amount of any Restricted Payment not made in cash to be determined in good faith by our board of directors) from and after February 2, 1998 exceeds the sum of:

                  (1) 50% of our aggregate Consolidated Net Income accrued
                      during the period beginning on February 1, 1998 and ending on the last day of the first full month ending immediately prior to the date of the proposed Restricted Payment (or, if Consolidated Net Income is a deficit, then minus 100% of such deficit), plus

                  (2) the aggregate net proceeds (the amount of such proceeds, if other than cash, to be determined in good faith by our board of directors) received by us from the issuance or sale (other than to a Subsidiary) of our capital stock (other than Redeemable Stock), including the principal amount of any convertible or exchangeable notes issued after February 2, 1998 or other convertible or exchangeable securities issued after February 2, 1998, to the extent converted or exchanged into capital stock from and after February 2, 1998, and options, warrants and rights to purchase its capital stock (other than Redeemable Stock); plus

                  (3) in the case of the disposition or repayment of any
                      Investment constituting a Restricted Payment made after February 2, 1998 (excluding any Investment described in fourth bullet point of the following paragraph, but including upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by us or the Restricted Subsidiary in respect of such disposition of such Investment, plus

                  (4) $5,000,000.

         So long as no default or event of default has occurred and is continuing, these provisions will not prevent:

         /bullet/ the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions,

         /bullet/ the redemption, repurchase or other acquisition or retirement of any shares of any class of our capital stock or the capital stock of any Subsidiary in exchange for, or out of the net cash proceeds of, a substantially concurrent

                  (A) capital contribution to the us from any person other than a Subsidiary or

                  (B) issue and sale of other shares of our capital stock (other than Redeemable Stock) to any person other than a Subsidiary; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (2) of the third bullet point of the preceding paragraph,

         /bullet/ any redemption, repurchase or other acquisition or retirement of subordinated debt by exchange for, or out of the net cash proceeds of, a substantially concurrent

                  (A) capital contribution to us from any person other than a
                      Subsidiary or

                  (B) issue and sale of

                  (x) our capital stock (other than Redeemable Stock) to any person other than to a Subsidiary; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (2) of the third bullet point of the preceding paragraph; or

                  (y) our debt issued to any person other than a Subsidiary, so long as the debt (1) has no stated maturity earlier than February 1, 2008, (2) has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the notes and (3) is subordinated to the notes in the same manner and at least to the same extent as the subordinated debt purchased, exchanged, redeemed, acquired or retired,

         /bullet/ Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the covenant described under "Limitation on Asset Sales,"

         /bullet/ the repurchase or redemption of shares of capital stock from any of officer, director or employee of us or our Restricted Subsidiaries whose employment has been terminated or who has died or become disabled in an aggregate amount not to exceed $250,000 per annum; and

         /bullet/ the making of Restricted Payments in an aggregate amount not to exceed $5,000,000.

         Amounts paid pursuant to the first, fifth and sixth bullet points above shall reduce amounts available for future Restricted Payments.

         LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

         We will not, and we will not allow any of our Restricted Subsidiaries to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any of our Restricted Subsidiaries to

         /bullet/ pay dividends or make any other distributions on its capital stock to us or any of our Restricted Subsidiaries,

         /bullet/ make payments in respect of any debt owed to us or any of our Restricted Subsidiaries, or

         /bullet/ make loans or advances to us or any of our Restricted
                  Subsidiaries.

         These provisions will not prohibit the following restrictions:

         /bullet/ those contained in the indenture, a Bank Facility, a Warehouse
                  Facility and Refinancing Debt (to the extent restrictions contained in such Refinancing Debt are not more restrictive than those contained in the debt being refinanced);

         /bullet/ consensual encumbrances or restrictions binding upon any person at the time such person becomes a Subsidiary if the encumbrance or restriction is not created, incurred or assumed in contemplation of such person becoming a Subsidiary and does not extend to any of our other property or property of another of Subsidiaries

         /bullet/ restrictions contained in security agreements permitted by the indenture securing debt permitted by the indenture to the extent such restrictions restrict the transfer of assets subject to such security agreements;

         /bullet/ any encumbrance or restriction consisting of customary non-assignment provisions in leases to the extent such provisions restrict the transfer of the leases,

         /bullet/ any encumbrance or restriction pursuant to an agreement in effect on February 2, 1998, or

         /bullet/ any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the capital stock or assets of the Subsidiary.

         LIMITATION ON LIENS.

         We will not, and we will not allow any of our Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien upon or with respect to any of our assets or any Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom. This restriction does not apply to Permitted Liens.

         TRANSACTIONS WITH AFFILIATES.

         We will not, and we will not allow any of our Restricted Subsidiaries to, enter into any transactions with any of our Affiliates unless

         /bullet/ the transactions are between or among us and our Restricted
                  Subsidiaries,

         /bullet/ the transactions are in the ordinary course of business and consistent with past practice, or

         /bullet/ the terms of the transactions are fair and reasonable to us or the Restricted Subsidiary, and are at least as favorable as the terms which we could obtain in a comparable transaction made on an arm's-length basis between unaffiliated parties.

         In the event of any transaction or series of transactions occurring subsequent to February 2, 1998 with one of our Affiliates which involves in excess of $1,000,000 and is not permitted under the first bullet point above, all of the disinterested members of our Board of Directors shall by resolution determine that such transaction or series of transactions meets the criteria set forth in the third bullet point above. In the event of any transaction or series of transactions occurring subsequent to February 2, 1998 with one of our Affiliates which involves in excess of $10,000,000 and is not permitted under the first bullet point above, we must deliver to the trustee an opinion of an Independent Financial Advisor to the effect that the transaction is fair to us or the relevant Restricted Subsidiary from a financial point of view.

         These provisions will not apply to the following:

         /bullet/ any Restricted Payment which is permitted by the "Limitation on Restricted Payments" covenant or

         /bullet/ the payment of compensation to our directors who are not our employees and wages and other compensation to our officers.

         LIMITATION ON ASSET SALES.

         We will not, and we will not allow any of our Restricted Subsidiaries to, consummate an Asset Sale, unless:

         /bullet/ we or the Restricted Subsidiary receive consideration at the time of the Asset Sale at least equal to the fair market value (as determined in good faith by our board of directors or the board of directors of the Restricted Subsidiary) of the assets disposed of, and

         /bullet/ the consideration for such Asset Sale consists of at least 85% cash.

         For purposes of the above provision, the following shall be considered "cash":

         /bullet/ the amount of liabilities assumed by the transferee,

         /bullet/ any notes or other obligations received by us or the Restricted Subsidiary and immediately converted into cash, or

         /bullet/ with respect to the sale or other disposition of all of the capital stock of any Restricted Subsidiary, the amount of liabilities that remain the obligation of the Restricted Subsidiary subsequent to the sale or other disposition.

         Within 12 months from the date that any Asset Sale is consummated, the Net Proceeds of the Asset Sale will be reinvested in Additional Assets or applied to the redemption or repurchase of our debt which ranks equally with the notes or debt of a Restricted Subsidiary which is not subordinated to other debt of the Restricted Subsidiary, which, in each case, will be a permanent reduction of such Debt. To the extent that the Net Proceeds of an Asset Sale are not so applied, we or the Restricted Subsidiary will, within 30 days from the expiration of such 12-month period, use the remaining Net Proceeds (less any amounts used to pay reasonable fees and expenses connected with a Net Proceeds Offer) to make an offer to repurchase the notes at a price equal to 100% of the principal amount thereof, plus accrued interest to the Net Proceeds Repurchase Date ("a Net Proceeds Offer").

         Notwithstanding the foregoing, the Net Proceeds of an Asset Sale are not required to be applied in accordance with the preceding paragraph, unless and until the aggregate Net Proceeds for all such Asset Sales in a 12-month period exceeds $5,000,000.

         To accept a Net Proceeds Offer a holder shall deliver to us on or before the 30th day after the date of the Net Proceeds Offer (the "Net Proceeds Repurchase Date"), a written notice of the holder's acceptance of the Net Proceeds Offer, together with the notes with respect to which the offer is being accepted, duly endorsed for transfer to us. Such written notice may be withdrawn upon further written notice to the trustee on or prior to the third day preceding the Net Proceeds Repurchase Date.

         If the Net Proceeds Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any note to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such note shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the note being repurchased will be paid on such next succeeding interest payment date to the registered holder of such note on the immediately preceding record date. A note repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the note being repurchased will be paid on such interest payment date to the registered holder of such note on the immediately preceding record date.

         If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, we will comply with the requirements of Rule l4e-1 and any other tender offer rules under the Exchange Act which then may be applicable.

         Any amount of Net Proceeds remaining after a Net Proceeds Offer shall be returned by the trustee to us and may be used by us for any purpose not inconsistent with the indenture.

EVENTS OF DEFAULT

         Each of the following is an "events of default" with respect to the notes:

         /bullet/ failure to pay the principal of any note when such principal becomes due and payable at maturity, upon acceleration or otherwise;

         /bullet/ failure to pay interest on any note when due, and such failure continues for a 30-day period;

         /bullet/ a default in the observance or performance of any other covenant or agreement of Engle Homes or the Guarantors in the note, the guarantee or the indenture that continues for the period and after the notice specified below;

         /bullet/ an event of default shall have occurred under one or more evidences of our debt or debt of any of our Restricted Subsidiaries (other than Non-Recourse Debt) with an outstanding aggregate principal amount of $5,000,000 or more, and the event of default (1) consists of the failure by Engle Homes or any Restricted Subsidiary to make any payment in respect of such debt at its final maturity or (2) results in the acceleration of such Debt which acceleration shall be in effect;

         /bullet/ any final judgment or judgments for payment of money in excess of $5,000,000 in the aggregate shall be rendered against us or any of our Restricted Subsidiaries and shall remain unstayed, unsatisfied or undischarged for the period and after the notice specified below;

         /bullet/ certain events of bankruptcy, insolvency or reorganization of Engle Homes or Material Subsidiaries; and

         /bullet/ any guarantee of a Material Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the indenture) or is declared null and void and unenforceable or found to be invalid or any subsidiary guarantor denies its liability under its guarantee (other than by reason of release of a subsidiary guarantor from its guarantee in accordance with the terms of the indenture and the guarantee).

         We are required to deliver to the trustee within 120 days after the end of each fiscal year, an officer's certificate stating whether or not the signatories know of any default by us under the indenture and the notes and, if any default exists, describing such default.

         A default under the third or fifth bullet point above is not an event of default until the trustee or the holders of at least 25% in principal amount of the notes then outstanding notify us of the default and we do not cure the default within 60 days.

         The notice must:

         /bullet/ specify the default,

         /bullet/ demand that the default be remedied, and

         /bullet/ state that the notice is a "Notice of Default."

         If the holders of 25% in principal amount of notes then outstanding request the trustee to give such notice on their behalf, the trustee shall do so.

         In case an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of Engle Homes) shall have occurred and be continuing, the trustee, by notice to us, or the holders of 25% of the principal amount of the notes then outstanding, by notice to us and the trustee, may declare the principal of the notes, plus accrued interest, to be immediately due and payable. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization of Engle Homes shall occur, such amounts shall be due and payable without any declaration or any act on the part of the trustee or the holders of the notes. Any declaration of acceleration may be rescinded and past defaults may be waived by the holders of a majority of the principal amount of the notes then outstanding upon conditions provided in the indenture. Except to enforce the right to receive payment of principal or interest when due, no holder of a note may institute any proceeding with respect to the indenture or for any remedy thereunder unless such holder has previously given to the trustee written notice of a continuing event of default and unless the holders of 25% of the principal amount of the notes then outstanding have requested the trustee to institute proceedings in respect of such event of default and have offered the trustee reasonable indemnity against loss, liability and expense to be thereby incurred, the trustee has failed so to act for 60 days after receipt of the same and during such 60-day period the holders of a majority of the principal amount of the notes then outstanding have not given the trustee a direction inconsistent with the request. Subject to certain restrictions, the holders of a majority in principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, that is unduly prejudicial to the rights of any holder of a note or that would involve the trustee in personal liability and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

MERGERS AND CONSOLIDATIONS

         Neither we nor any subsidiary guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the notes, the guarantees or the indenture (as an entirety or substantially as an entirety in one transaction or series of related transactions), to any Person or permit any of our Restricted Subsidiaries to do any of the foregoing (in each case other than with Engle Homes or another Wholly Owned Restricted Subsidiary) unless:

         /bullet/ the Person formed by or surviving such consolidation or merger
                  (if other than Engle Homes or the subsidiary guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the trustee all of the obligations of Engle Homes or such Guarantor, as the case may be, under the notes or such Guarantor's Guarantee, as the case may be, and the indenture,

         /bullet/ immediately after giving effect to such transaction, no default or event of default has occurred and is continuing,

         /bullet/ immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated Tangible Net Worth of Engle Homes or the Successor (in the case of a transaction involving, Engle Homes), as the case may be, would be at least equal to the Consolidated Tangible Net Worth of Engle Homes immediately prior to such transaction and

         /bullet/ in the case of a transaction involving Engle Homes, immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Coverage Ratio of Engle Homes or the Successor (in the case of a transaction involving Engle Homes), as the case may be, would be such that Engle Homes or the Successor (in the case of a transaction involving Engle Homes), as the case may be, would be entitled to Incur at least $1.00 of additional Debt under such Coverage Ratio test in the "Limitation on Debt" covenant set forth in the indenture.

         The foregoing provisions shall not apply to a transaction involving the consolidation or merger of a subsidiary guarantor with or into another person, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of such subsidiary guarantor, that results in such subsidiary guarantor being released from its guarantee as provided under "The Guarantees" above.

DEFEASANCE

         Under the terms of the indenture and the notes, if we irrevocably deposit with the trustee, in trust, money or U.S. Government Obligations (as defined in the indenture) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and interest on the notes on the dates such payments are due in accordance with the terms of the notes, we, at our option,

         /bullet/ will be discharged from any and all obligations in respect of the notes (except in each case for certain obligations to register the transfer or exchange of notes, replace stolen, lost or mutilated notes, maintain paying agencies and hold moneys for payment in trust) or

         /bullet/ need not comply with the covenants of the indenture nor be subject to the operation of the cross acceleration provisions described under "Events of Default."

         To exercise either option above, we are required to deliver to the trustee an opinion of counsel that the holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

         In the event we exercise our option under the second bullet point above and the notes are declared due and payable because of the occurrence of any event of default (other than the cross acceleration provisions described under "Events of Default" which will be inapplicable), the amount of money and U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of their stated maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such event of default. However, we shall remain liable for such payments.

REPORTS

         As long as any of the notes are outstanding, we will deliver to the trustee and the trustee will mail to each holder of notes within 15 days after the filing of the same with the Commission copies of the quarterly and annual reports and of the information, documents and other reports with respect to us and the subsidiary guarantors, if any, which we and the subsidiary guarantors may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The indenture provides that, notwithstanding that neither us nor any of the subsidiary guarantors may be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will continue to file with the Commission and provide the trustee and holders of the notes with such annual and quarterly reports and such information, documents and other reports with respect to us as are required under Sections 13 and 15(d) of the Exchange Act. If our filing of documents with the Commission as aforementioned in this paragraph is not permitted under the Exchange Act, we shall promptly upon written notice supply copies of such documents to any prospective holder of notes. In addition, the indenture requires that for so long as any of the notes remain outstanding we will make available to any prospective purchaser of the notes or beneficial owner of the notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as either we have consummated the exchange offer or the holders of notes have disposed of their notes pursuant to an effective registration statement filed by us.

AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions, the indenture or the notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for notes) of the holders of at least a majority in principal amount of notes then outstanding, and any existing default or event of default (other than any continuing default or event of default in the payment of interest on or the principal of the notes) under, or compliance with any provision of, the indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for notes) of the holders of a majority in principal amount of the notes then outstanding.

         Without the consent of any holder of notes, we and the trustee may amend the indenture or the notes or waive any provision of the indenture to:

         /bullet/ cure any ambiguity, defect or inconsistency,

         /bullet/ comply with the "Mergers and Consolidations" section set forth in the indenture,

         /bullet/ provide for uncertificated notes in addition to certificated notes,

         /bullet/ make any change that does not adversely affect the legal rights under the indenture of any holder of notes,

         /bullet/ comply with the qualification of the indenture under the Trust
                  Indenture Act, or

         /bullet/ reflect a subsidiary guarantor ceasing to be liable on the guarantees because it is no longer a Subsidiary of Engle Homes.

         Without the consent of each holder of notes affected, we may not

         /bullet/ reduce the amount of notes whose holders must consent to an amendment, supplement or waiver,

         /bullet/ reduce the rate of or change the time for payment of interest, including default interest, on any note,

         /bullet/ reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to redemption under the "Optional Redemption" section set forth in the indenture,

         /bullet/ make any notes payable in money other than that stated in the note,

         /bullet/ make any change in certain other provisions set forth in the indenture,

         /bullet/ adversely modify the ranking or priority of the notes or any guarantee,

         /bullet/ release any subsidiary guarantors from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture, or

         /bullet/ waive a continuing default or event of default in the payment of principal of or interest on the notes.

NO PERSONAL LIABILITY OF SHAREHOLDERS, OFFICERS, DIRECTORS OR EMPLOYEES

         The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Engle Homes or any subsidiary guarantor in the indenture or in any of the notes or because of the creation of any debt represented thereby, shall be had against any shareholder, officer, director, employee or controlling person of Engle Homes, any subsidiary guarantor or any successor Person thereof. Each Holder, by accepting such notes, will waive and release all such liability.

CONCERNING THE TRUSTEE

         The indenture contains certain limitations on the rights of the trustee, should it become a creditor of Engle Homes, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the indenture), it must eliminate such conflict or resign.

         The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder, unless such Holder shall have offered to the trustee security and indemnity satisfactory to the trustee.

GOVERNING LAW

         The indenture, the notes and the guarantees will be governed by the internal laws of the State of New York.

GLOSSARY

          "ADDITIONAL ASSETS" means assets used or usable by us or any of our Restricted Subsidiaries in the operation of our existing lines of business.

         "AFFILIATE" of any Person means

         (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and

         (2) any other Person that beneficially owns at least 10% of the voting common stock of such Person.

         For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "ASSET SALE" for any Person means the sale, lease, conveyance or other disposition (including, without limitation, by merger, consolidation or sale and leaseback transaction, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of capital stock of any Subsidiary of such Person, whether by such Person or such Subsidiary) outside the ordinary course of business, whether owned on February 2, 1998, or subsequently acquired in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of such Person and/or its Subsidiaries) of $2,500,000 or more as to each such transaction or series of related transactions.

         The following shall not constitute an "Asset Sale":

         (1) a transaction or series of related transactions that results in a Change of Control,

         (2) sales, leases, conveyances or other dispositions of real estate related to the homebuilding business of Engle Homes or its Subsidiaries, and

         (3) transactions between us and any subsidiary guarantor, or among our subsidiary guarantors.

         "BANK FACILITY" means, collectively, one or more commitments from one or more banks or other lending institutions to lend funds, together with any and all agreements, documents and instruments from time to time delivered in connection therewith as such commitments or any such agreements, documents or instruments may be in effect or amended, amended and restated, renewed, extended, restructured, supplemented or otherwise modified from time to time and any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing such Bank Facility, whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Bank Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Bank Facility and all refundings, refinancings and replacements of any Bank Facility, including any agreement (1) extending the maturity of any Debt incurred thereunder or contemplated thereby, (2) adding or deleting borrowers or guarantors thereunder; provided that such borrowers and issuers include one or more of Engle Homes and its Subsidiaries and their respective successors and assigns, (3) increasing the amount of Debt Incurred thereunder or available to be borrowed thereunder, or (4) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the indenture.

          "CONSOLIDATED INTEREST EXPENSE" of Engle Homes means, for any period, the aggregate amount of interest which, in accordance with generally accepted accounting principles, would be included on an income statement for Engle Homes and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on capitalized lease obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), excluding interest expense related to mortgage banking operations, PLUS the product of (1) the SUM of (a) cash dividends paid on any Preferred Stock of Engle Homes PLUS (b) cash dividends, the principal amount of any debt securities issued as a dividend, the liquidation value of any Preferred Stock issued as a dividend and the fair market value (as determined by our board of directors in good faith) of any other non-cash dividends, in each case, paid on any Preferred Stock of any Restricted Subsidiary of Company (other than a Wholly-Owned Restricted Subsidiary), TIMES (2) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of Engle Homes, expressed as a decimal.

         "CONSOLIDATED INTEREST INCURRED" of Engle Homes means, for any period,

         (1) the aggregate amount of interest which, in accordance with generally accepted accounting principles, would be included on an income statement for Engle Homes and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on capitalized lease obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), excluding interest expense related to our mortgage banking operations, PLUS or MINUS, without duplication,

         (2) the difference between capitalized interest for such period and the interest component of cost of goods sold for such period, PLUS

         (3)      the PRODUCT of

                  (a) the SUM of

                      (x) cash dividends paid on any Preferred Stock of Engle
                          Homes PLUS

                      (y) cash dividends, the principal amount of any debt
                          securities issued as a dividend, the liquidation value of any Preferred Stock issued as a dividend and the fair market value (as determined by our Board of Directors in good faith) of any other non-cash dividends, in each case, paid on any Preferred Stock of any Subsidiary of Engle Homes (other than a Wholly-Owned Restricted Subsidiary), TIMES

                  (b) a fraction, the numerator of which is one and the
                      denominator of which is one minus the then current effective aggregate federal, state and local tax rate of Engle Homes, expressed as a decimal.

         "CONSOLIDATED NET INCOME" of Engle Homes, for any period, means the net income (loss) of Engle Homes and its Restricted Subsidiaries for such period, determined on a consolidated basis, in accordance with generally accepted accounting principles; provided that, without duplication,

         (1) the net income of any Person, other than a Restricted Subsidiary which is consolidated with Engle Homes, in which any Person other than Engle Homes and its Restricted Subsidiaries has an interest shall be included only to the extent of the amount of cash dividends or distributions actually paid to Engle Homes or a Restricted Subsidiary during such period,

         (2) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded,

         (3) the net income of any Subsidiary of Engle Homes shall be excluded to the extent such Subsidiary is prohibited, directly or indirectly, from distributing such net income or any portion thereof to Engle Homes or a Restricted Subsidiary,

         (4) all extraordinary gains and losses (after taxes) that would be included on an income statement for such period shall be excluded and

         (5) all gains and losses (after taxes) attributable to Asset Sales shall be excluded; provided, that there shall be included in such net income, without duplication, the net income of any Unrestricted Subsidiary to the extent such net income is actually received by Engle Homes or any of its Restricted Subsidiaries in cash during such period.

         "CONSOLIDATED NON-CASH CHARGES" of Engle Homes means, for any period, the aggregate depreciation, amortization and other non-cash charges (other than reserves or expenses established in anticipation of future cash requirements such as reserves for taxes and uncollectible accounts) of Engle Homes and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with generally accepted accounting principles.

         Consolidated Non-cash Charges shall not include the following:

         (1) any charges that are not included for the purpose of determining Consolidated Net Income,

         (2) any charges that are included for the purpose of determining Consolidated Interest Expense or Consolidated Tax Expense, and

         (3) any charges representing capitalized selling, general and administrative expenses that are expensed during such period as cost of goods sold.

         "CONSOLIDATED TANGIBLE ASSETS" of Engle Homes as of any date means the total amount of assets of Engle Homes and its Restricted Subsidiaries (less applicable reserves and less the assets securing the payment of Non-Recourse Debt of Engle Homes and its Restricted Subsidiaries) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with generally accepted accounting principles, LESS the following as reflected on the consolidated balance sheet of Engle Homes and its Restricted
Subsidiaries:

         (1) unamortized debt and debt issuance expense, deferred charges, goodwill, patents, trademarks, copyrights, and all other items which would be treated as intangibles on the consolidated balance sheet of Engle Homes and its Restricted Subsidiaries prepared in accordance with generally accepted accounting principles, and

         (2) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

         "CONSOLIDATED TANGIBLE NET WORTH" of Engle Homes means our Net Worth LESS unamortized debt and debt issuance expense, deferred charges, goodwill, patents, trademarks, copyrights, and all other items which would be treated as intangibles on the consolidated balance sheet of Engle Homes and its Restricted Subsidiaries prepared in accordance with generally accepted accounting principles.

         "CONSOLIDATED TAX EXPENSE" of Engle Homes means, for any period, the aggregate of the tax expense of Engle Homes and its Restricted Subsidiaries for such period, determined on a consolidated basis, in accordance with generally accepted accounting principles.

          "COVERAGE RATIO" of Engle Homes means the ratio of our EBITDA to its Consolidated Interest Incurred for the four fiscal quarters ending immediately prior to the date of determination. Notwithstanding clause (2) of the definition of Consolidated Net Income, if the Debt which is being Incurred is Incurred in connection with an acquisition by Engle Homes or a Restricted Subsidiary, the Coverage Ratio shall be determined after giving effect to both the Consolidated Interest Incurred related to the Incurrence of such Debt and the EBITDA (a) of the Person becoming a Restricted Subsidiary of Engle Homes or (b) in the case of an acquisition of assets that constitute substantially all of an operating unit or business, relating to the assets being acquired by Engle Homes or a Restricted Subsidiary of Engle Homes.

         "DEBT" means the following as to any Person:

         (1)      any indebtedness of such Person for borrowed money,

         (2) all indebtedness of such Person evidenced by bonds, debentures, notes, letters of credit, drafts or similar instruments,

         (3) all indebtedness of such Person to pay the deferred purchase price of property or services, but not including accounts payable and accrued expenses arising in the ordinary course of business, (d) all capitalized lease obligations of such Person,

         (4) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person or guaranteed by such Person,

         (5) Redeemable Stock of such Person and Preferred Stock of any Subsidiary of such Person,

         (6) all obligations of such Person with respect to Interest Rate Protection Agreements, and

         (7)      all Debt of others guaranteed by such Person.

          "Debt" of Engle Homes shall not include the amount reflected on a consolidated balance sheet of Engle Homes with respect to options to acquire real property which was purchased by Engle Homes and sold to a third party within 360 days of such purchase for consideration at least equal to the amount paid by Engle Homes for such property less an amount equal to the value of such option.

         "EBITDA" for Engle Homes, for any period, means, without duplication,

         (1)      the Consolidated Net Income of Engle Homes PLUS,

         (2) the SUM of the following to the extent deducted in calculating Consolidated Net Income:

                  (a) Consolidated Tax Expense,

                  (b) Consolidated Interest Expense, and

                  (c) Consolidated Non-cash Charges.

         "EXISTING DEBT" means all of the Debt of Engle Homes and its Restricted Subsidiaries that was outstanding on February 2, 1998.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether by agreement to keepwell or to maintain financial condition or otherwise), provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "HOMEBUILDING JOINT VENTURE" means

         (1)      any Unrestricted Subsidiary and

         (2) any person which is not a Guarantor in which Engle Homes or any of its Subsidiaries has an ownership interest and in which no other person has a greater beneficial ownership interest than the beneficial ownership interest of Engle Homes that, in each case, was formed for and is engaged in homebuilding operations.

         "INDEPENDENT FINANCIAL ADVISOR" means a firm

         (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Engle Homes and

         (2) which, in the judgment of our Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "INTEREST RATE PROTECTION AGREEMENT" means any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements; PROVIDED that any arrangement which is entered into by Engle Homes or any of its Restricted Subsidiaries in connection with Debt Incurred by Engle Homes or any of its Restricted Subsidiaries shall constitute Permitted Debt.

         "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any capital stock, bonds, notes, debentures or other securities or evidences of Debt issued by, any other Person. "Investments" shall exclude extensions of trade credit by Engle Homes and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of Engle Homes or such Subsidiary, as the case may be.

         "ISSUE DATE" means the original date of issuance of the notes.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, assignment (including any assignment of rights to receive payments of money other than in connection with mortgage banking operations in the ordinary course of business), charge, security interest or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) in respect of such asset, any agreement to grant to any Person any such Lien and any sale and leaseback of any asset.

         "MATERIAL SUBSIDIARY" means any Restricted Subsidiary of Engle Homes which accounted for 10 percent or more of our Consolidated Tangible Assets or EBITDA for the fiscal year ending immediately prior to any Default or Event of Default.

         "MORTGAGE" means a first priority mortgage or first priority deed of trust on improved real property.

         "NET PROCEEDS" with respect to any Asset Sale means

         (1) cash (in U.S. dollars or freely convertible into U.S. dollars) received by Engle Homes or any of its Restricted Subsidiaries from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale), after

                  (a) provision for all income or other taxes measured by or resulting from such Asset Sale to Engle Homes or any of its Restricted Subsidiaries, whether or not offset by net operating loss and tax credit carry-forwards,

                  (b) payment of all brokerage commissions and the underwriting fees and, without limitation, all other fees and expenses related to such Asset Sale, and

                  (c) deduction of appropriate amounts to be provided by Engle
                      Homes or any of its Restricted Subsidiaries as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the assets sold or otherwise disposed of in such Asset Sale (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters) or against any indemnification obligations associated with the sale or other disposition of the assets sold or otherwise disposed of in such Asset Sale, and

         (2) all noncash consideration received by Engle Homes or any of its Restricted Subsidiaries from such Asset Sale upon the liquidation or conversion of such consideration into cash.

         "NET WORTH" of Engle Homes means, at any date, the aggregate of capital, surplus and retained earnings of Engle Homes and its Restricted Subsidiaries as would be shown on a consolidated balance sheet of Engle Homes prepared in accordance with generally accepted accounting principles, adjusted to exclude (to the extent included) investments by Engle Homes and its Subsidiaries in joint ventures and the amount of equity attributable to Affiliates other than Restricted Subsidiaries of such Person.

         "NON-RECOURSE DEBT" with respect to any Person means Debt of such Person for which the sole legal recourse for collection of principal and interest on such Debt is against the specific property identified in the instruments evidencing or securing such Debt and such property was acquired with the proceeds of such Debt or such Debt was Incurred within 90 days after the acquisition of such property.

         "PERMITTED INVESTMENTS" of any Person means Investments of such Person in

         (1) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case maturing within 180 days of the date of acquisition thereof,

         (2) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $250 million and a Keefe Bank Watch Rating of C or better,

         (3) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association organized under the laws of the United States or any state thereof other than banks, trust companies or savings and loan associations satisfying the criteria in (2) above; provided that the aggregate amount of all certificates of deposit issued to

                  Engle Homes at any one time by any one such bank, trust company or savings and loan association will not exceed $100,000,

         (4) commercial paper given the highest rating by two established national credit rating agencies and maturing not more than 180 days from the date of the acquisition thereof,

         (5) repurchase agreements or money-market accounts which are fully secured by direct obligations of the United States or any agency thereof and

         (6)      in the case of Engle Homes and its Subsidiaries,

                  (a) any receivables or loans taken by Engle Homes or a
                      Subsidiary in connection with the sale of any asset otherwise permitted by the indenture,

                  (b) Investments in any Guarantor,

                  (c) Investments in the notes or Debt PARI PASSU with the
                      notes,

                  (d) Investments in evidences of Debt, securities or other
                      property received from another Person by Engle Homes or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Debt, securities or other property of such Person held by Engle Homes or any of its Restricted Subsidiaries, or for other liabilities or obligations of such other Person to Engle Homes or any of its Restricted Subsidiaries that were created, in accordance with the terms of the indenture,

                  (e) Investments in Interest Rate Protection Agreements which constitute Permitted Debt,

                  (f) Investments in any Homebuilding Joint Ventures not in
                      excess of $20 million in the aggregate for all Homebuilding Joint Ventures, and

                  (g) Investments in an aggregate amount outstanding not greater than $5,000,000.

         "PERMITTED LIENS" with respect to Engle Homes and its Restricted Subsidiaries means

         (1) Liens on assets of Engle Homes or any Restricted Subsidiary of Engle Homes securing Debt which may be incurred pursuant to the "Limitation on Debt" covenant, provided that the aggregate amount of Debt secured by Liens (excluding Nonrecourse Debt of Engle Homes and Restricted Subsidiaries and Debt outstanding under the Warehouse Facility) may not exceed 40 percent of our Consolidated Tangible Assets;

         (2) Liens securing a Warehouse Facility; provided that such Liens shall not extend to any assets other than the mortgages, promissory notes and other collateral that secures mortgage loans made by Engle Homes or any of its Restricted Subsidiaries;

         (3) Liens securing Non-Recourse Debt of Engle Homes or any Restricted Subsidiary of Engle Homes, provided that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Debt within 90 days of the incurrence of such Non-Recourse Debt;

         (4) Liens securing Debt of a Person existing at the time that such Person is merged into or consolidated with Engle Homes or a Restricted Subsidiary; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets or property of Engle Homes or any Restricted Subsidiary, other than the surviving Person and its Subsidiaries;

         (5) Liens on assets or property acquired by Engle Homes or a Restricted Subsidiary; provided that such Liens were not created in contemplation of such acquisition and do not extend to any other assets or property (other than proceeds of such acquired assets or property);

         (6) Liens in respect of Interest Rate Protection Agreements which constitute Permitted Debt;

         (7) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles;

         (8) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, contractors' or other Liens imposed by law and arising in the ordinary course of business;

         (9) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

         (10) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business;

         (11) attachment or judgment Liens not giving rise to a Default or Event of Default;

         (12) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of the business of Engle Homes or any of its Subsidiaries;

         (13) leases or subleases granted to others not materially interfering with the ordinary conduct of the business of Engle Homes or any of its Restricted Subsidiaries;

         (14) Liens securing Refinancing Debt; provided that such Liens only extend to the assets securing the Debt being refinanced, such refinanced Debt was previously secured and such Liens do not extend to any other assets of Engle Homes or the assets of any of our other Subsidiaries;

         (15) Liens securing Purchase Money Obligations (including capitalized lease obligations);

         (16)     Liens existing on February 2, 1998;

         (17) any contract to sell an asset provided such sale is otherwise permitted under the indenture; and

         (18) Liens on property or assets of any Restricted Subsidiary securing Debt of such Restricted Subsidiary owing to Engle Homes or one or more Restricted Subsidiaries of Engle Homes.

         "PERSON" means any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

         "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether outstanding on or issued after February 2, 1998, and including, without limitation, all classes and series of preferred or preference stock.

         "PURCHASE MONEY OBLIGATIONS" means Debt of any Person secured by Liens

         (1) on property purchased, acquired, or constructed by such Person or its Subsidiaries after February 2, 1998 and used in the ordinary course of business by such Person and

         (2) securing the payment of all or any part of the purchase price or construction cost of such assets and limited to the property so acquired and improvements thereof; provided that such Debt is incurred no later than 90 days after the acquisition of such property or completion of such construction or improvements.

         "REDEEMABLE STOCK" means, with respect to any Person, any class or series of capital stock of such Person that is redeemable at the option of the holder (except pursuant to a change in control provision that does not (1) cause such capital stock to become redeemable in circumstances which would not constitute a Change of Control and (2) require Engle Homes to pay the redemption price therefor prior to the Change of Control Repurchase Date) or is subject to mandatory redemption or otherwise matures prior to the final stated maturity of the notes.

         "REFINANCING DEBT" means Debt that refunds, refinances or extends any notes, Existing notes, Existing Debt (other than Existing Debt to be repaid with the net proceeds of the offering of the notes) or other Debt incurred by Engle Homes or its Restricted Subsidiaries permitted under the terms of the indenture, but only to the extent that

         (1) the Refinancing Debt is subordinated to the notes to the same extent as the Debt being refunded, refinanced or extended, if at all,

         (2)      the Refinancing Debt is scheduled to mature either

                  (a) no earlier than the Debt being refunded, refinanced or extended, or

                  (b) after the maturity date of the notes,

         (3) the portion, if any, of the Refinancing Debt that is scheduled to mature on or prior to the maturity date of the notes has a Weighted Average Life to Maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Debt being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the notes, and

         (4) the gross proceeds of such Refinancing Debt are an amount that is equal to or less than the aggregate principal amount then outstanding under the Debt being refunded, refinanced or extended (plus the premiums or other payments paid in connection therewith (which shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a renewal, extension, substitution, refunding, refinancing, redemption, repurchase or replacement pursuant to the terms of the Debt being renewed, extended, substituted, refunded, refinanced, amended, modified, supplemented, redeemed, repurchased or replaced) and the expenses incurred in connection therewith).

         "RESTRICTED PAYMENTS" means with respect to Engle Homes or any Restricted Subsidiary

         (1) the declaration or payment of any dividend or other distribution on any shares of such Person's capital stock, except

                  (a) dividends or distributions in additional shares of capital stock of Engle Homes other than Redeemable Stock or

                  (b) the declaration or payment of any dividend or other
                      distribution by a Restricted Subsidiary to Engle Homes or another Restricted Subsidiary,

         (2) any payment on account of the purchase, redemption or other acquisition of

                  (a) any shares of such Person's capital stock, or

                  (b) any option, warrant or other right to acquire shares of such Person's capital stock, except, in each case, capital stock held by Engle Homes or a Restricted Subsidiary,

         (3) any Investment (other than a Permitted Investment) in any Person, or

         (4) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement, prior to scheduled principal payment or scheduled maturity, of Debt of Engle Homes or its Subsidiaries which is subordinated in right of payment to the notes (other than Debt held by Engle Homes or a Restricted Subsidiary).

         "RESTRICTED SUBSIDIARY" means any Subsidiary which is not an Unrestricted Subsidiary.

         "SUBSIDIARY" means, with respect to any Person,

         (1) any corporation or entity of which a majority of the capital stock having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time directly or indirectly owned by such Person or one or more of the other Subsidiaries of that Person or

         (2) any partnership or joint venture at least a majority of the voting power of which is at the time directly or indirectly owned by such Person or one or more of the other Subsidiaries of that Person, or a combination thereof or a successor thereto.

         "UNRESTRICTED SUBSIDIARY" means each of the Subsidiaries of Engle Homes (other than a Guarantor) so designated by a resolution adopted by the Board of Directors of Engle Homes.

         Only Subsidiaries which meet the following conditions may be designated an Unrestricted Subsidiary:

         (1) neither Engle Homes nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) may

                  (a) provide any direct or indirect credit support for any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or

                  (b) be directly or indirectly liable for any Debt of such
                      Subsidiary, and

         (2) the creditors with respect to Debt for borrowed money of such Subsidiary have agreed in writing that they have no recourse, direct or indirect, to Engle Homes or any other Subsidiary of Engle Homes (other than Unrestricted Subsidiaries), including, without limitation, recourse with respect to the payment of principal or interest on any Debt of such Subsidiary.

         The Board of Directors of Engle Homes may designate an Unrestricted Subsidiary to be a Restricted Subsidiary under the following conditions:

         (1) any such redesignation will be deemed to be an Incurrence by Engle Homes and its Restricted Subsidiaries of the Debt (if any) of such redesignated Subsidiary for purposes of the "Limitation on Debt" covenant set forth in the indenture as of the date of such redesignation,

         (2) any Debt of such Unrestricted Subsidiary could then be Incurred in accordance with the "Limitation on Debt" covenant set forth in the indenture on the date of such redesignation and

         (3) the Liens of such Unrestricted Subsidiary could then be incurred in accordance with the "Limitation on Liens" covenant set forth in the indenture as of the date of such redesignation.

         The Board of Directors of Engle Homes may designate any Restricted Subsidiary to be an Unrestricted Subsidiary under the following conditions:

         (1) all previous Investments by Engle Homes and its Restricted Subsidiaries in such Restricted Subsidiary (net of any returns previously paid on such Investments) will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the "Limitations on Restricted Payments" covenant set forth in the indenture,

         (2) Engle Homes and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the Coverage Ratio test contained in the "Limitations on Debt" covenant set forth in the indenture and

         (3) no Default or Event of Default shall have occurred or be continuing. Any such designation or redesignation by the Board of Directors of Engle Homes will be evidenced to the trustee by the filing with the trustee of a certified copy of the resolution of the Board of Directors of Engle Homes giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations.

         "WAREHOUSE FACILITY" means a Bank Facility to finance the making of mortgage loans originated by Engle Homes or any of its Subsidiaries.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Debt or portion thereof, if applicable, at any date, the number of years obtained by dividing (1) the then outstanding principal amount of such Debt or portion thereof, if applicable, into (2) the sum of the products obtained by multiplying
(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of Engle Homes of which 100% of the outstanding capital stock is owned by one or more Wholly Owned Restricted Subsidiaries of Engle Homes or by Engle Homes and one or more Wholly Owned Restricted Subsidiaries of Engle Homes. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Subsidiary.

                          BOOK-ENTRY; DELIVERY AND FORM

         So long as the Depositary or its nominee is the registered owner of a global note, the Depositary or its nominee, as the case may be, will be the sole holder of the notes represented thereby for all purposes under the indenture. Except as otherwise provided in this section, the beneficial owners of the global notes representing the notes will not be entitled to receive physical delivery of certificated notes and will not be considered the holders thereof for any purpose under the indenture, and no global note representing the book-entry notes shall be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of the Depositary and, if such beneficial owner is not a Participant, then such beneficial owner must rely on the procedures of the Participant through which such beneficial owner owns its interest in order to exercise any rights of a holder under such global note or the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a global note representing the notes.

         The global notes representing the notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if

         (1) the Depositary notifies us that it is unwilling or unable to continue as Depositary for the global notes,

         (2) the Depositary ceases to be a clearing agency registered under the Securities Exchange Act,

         (3) we in our sole discretion determines that the global notes shall be exchangeable for certificated notes, or

         (4) there shall have occurred and be continuing an event of default under the indenture with respect to the notes.

         Upon any such exchange, the certificated notes shall be registered in the names of the beneficial owners of the global notes representing the notes, which names shall be provided by the Depositary's relevant Participants (as identified by the Depositary) to the Trustee.

         The following is based on information furnished by the Depositary:

                 The Depositary will act as the securities depositary for the notes. The notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). Fully registered global notes will be issued for the notes, in the aggregate principal amount of such issue, and will be deposited with the Depositary.

                 The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes to Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depositary ("Direct Participants") include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants, including the Initial Purchasers and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct

         Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the SEC.

                 Purchases of notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for such notes on the Depositary's record. The ownership interest of each actual purchaser of each Note represented by a global note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the global notes representing the notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of the global notes representing the notes will not receive certificated notes representing their ownership interests therein, except in the event that use of the book-entry system for such notes is discontinued.

                 To facilitate subsequent transfers, all global notes representing the notes which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of global notes with, or on behalf of, the Depositary and their registration in the name of Cede & Co. will effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the global notes representing the notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

                 Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

                 Neither the Depositary nor Cede & Co. will consent or vote with respect to the global notes representing the notes. Under its usual procedure, the Depositary mails an Omnibus Proxy to Engle Homes as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

                 Principal, premium, if any, and/or interest, if any, payments on the global notes representing the notes will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depositary, the Trustee or Engle Homes, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depositary is the responsibility of Engle Homes or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

                 The Depositary may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to Engle Homes or the Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated notes are required to be printed and delivered.

         We may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depositary). In that event, certificated notes will be printed and delivered.

         The information in this section concerning the Depositary and the Depositary's system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

         The Depositary has further advised us that management of the Depositary is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Depositary has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within the Depositary ("Depositary Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Depositary's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, the Depositary's ability to perform properly its service is also dependent upon other parties, including but not limited to issuers and their agents, as well as the Depositary's Direct Participants and Indirect Participants and third party vendors from whom the Depositary licenses software and hardware, and third party vendors on whom the Depositary relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Depositary has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Depositary acquires services to: (1) impress upon them the importance of such services being Year 2000 compliance; and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Depositary is in the process of developing such contingency plans as it deems appropriate.

         According to the Depositary, the foregoing information with respect to the Depositary has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         For U.S. federal income tax purposes, the exchange of an initial note for a registered note pursuant to the exchange offer should not be treated as a taxable exchange for U.S. federal income tax purposes. In that event, holders who exchange their initial notes for registered notes would not recognize income, gain or loss for U.S. federal income tax purposes. In addition, a holder's tax basis in the registered notes would be equal to its adjusted basis in the initial notes, and its holding period would include the period during which it held the initial notes. Persons considering the exchange of initial notes for registered notes pursuant to the exchange offer should consult their own tax advisors concerning the application of the U.S. federal tax laws to their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives registered notes in exchange for initial notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such registered notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of 180 days after consummation of the exchange offer, or such shorter period as will terminate when all initial notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for registered notes and resold by such broker-dealers. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

         We will not receive any proceeds from any sale of registered notes by broker-dealers. registered notes received in exchange for initial notes pursuant to the exchange offer by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the registered notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such registered notes. Any broker-dealer that resells registered notes that were received by it for its own account pursuant to the exchange offer in exchange for initial notes pursuant to the exchange offer and any broker or dealer that participates in a distribution of such registered notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of registered notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

         For a period of 180 days after consummation of the exchange offer, or such shorter period as will terminate when all initial notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for registered notes and resold by such broker-dealers, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the registered notes offered hereby will be passed upon by Greenberg Traurig, P.A.

                                     EXPERTS

         The Consolidated Financial Statements of Engle Homes and the related schedule incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated by reference herein, and are incorporated by reference in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

================================================================================
We have not authorized any dealer, sales representative or any other person to give any information or to make any representations not contained in this prospectus or the accompanying letter of transmittal. This prospectus and the accompanying letter of transmittal do not offer to sell or buy any securities in any jurisdiction where it is unlawful.

                         ---------------

                        TABLE OF CONTENTS

                                                    PAGE
                                                    ----
Where You Can Find More Information.....................i
Cautionary Statement Regarding Forward-Looking
  Statements...........................................ii
Summary.................................................1
Risk Factors............................................9
Use of Proceeds........................................14
Ratio of Earnings to Fixed Charges.....................14
The Exchange Offer.....................................15
Description of the Registered Notes....................24
Book Entry; Delivery and Form..........................48
United States Federal Income Tax Considerations........50
Plan of Distribution...................................51
Legal Matters..........................................51
Experts................................................51
================================================================================

================================================================================
                               [ENGLE HOMES LOGO]

                                ENGLE HOMES, INC.

                                OFFER TO EXCHANGE

                                  $100,000,000

                      9 1/4% SERIES C SENIOR NOTES DUE 2008

                           FOR ANY AND ALL OUTSTANDING

                      9 1/4% SERIES B SENIOR NOTES DUE 2008

                                   ----------
                                   PROSPECTUS
                                   ----------

                                          , 1999
================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Amended and Restated Articles of Incorporation provide that the Registrant shall indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. The Registrant has also entered into an agreement with each of its directors and certain of its officers wherein it is agreeing to indemnify each of them to the fullest extent permitted by law. In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation's request in such capacities for another enterprise against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution, and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws or state or Federal environmental laws.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought from the Registrant, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification from the Registrant by any officer or director.

ITEM 21.  EXHIBITS.

        EXHIBIT            DESCRIPTION
        -------            -----------
          4.1           Indenture,  dated June 12, 1998,  between the Registrant,  the Guarantors named therein and the American Stock Transfer & Trust Company,  as trustee,  hereby incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-4 (File No. 333-59057).
          4.2           Form of registered note (included in Exhibit 4.1).
          4.3           Registration  Rights  Agreement,  dated as of April 29, 1999, by and among the  Registrant, the Guarantors named therein and Jefferies & Company, Inc.
          5.1           Opinion of Greenberg Traurig, P.A.
         10.1           Registrant's Third Amended and Restated 1991 Stock Option Plan (Compensatory  Plan), hereby incorporated by reference to Exhibit A of Registrant's  Proxy Statement for its 1998 Annual
                        Meeting.
         10.2           Indemnification Agreement between the Registrant and
                        each of its directors and certain executive officers,
                        hereby incorporated by reference to Exhibit 10.2 of our
                        Registration Statement of Form S-1 (File No. 33-58678).
         10.3           Asset Purchase Agreement, dated May 13, 1994, among
                        Engle Homes, Inc., Park Homes West, Inc. and David H.
                        Feinberg, and Amendment No. 1 thereto, dated June 14,
                        1994, hereby incorporated by reference to Exhibit 2.1 of
                        the Registrant's Current Report on Form 8-K, dated June
                        28, 1994.
         10.4           Registrant's  Amended and Restated 1997 Bonus Performance Plan (Compensatory  Plan), hereby incorporated by reference to Exhibit B of Registrant's  Proxy Statement for its 1998 Annual
                        Meeting.
         10.6           Credit Agreement, dated as of May 28, 1998, by and among
                        the Registrant, as Borrower, the Banks named therein,
                        SunTrust Bank, South Florida, National Association, a
                        national banking association, as Administrative Agent,
                        and NationsBank, N.A., a national banking association,
                        as Documentation Agent, hereby incorporated by reference
                        to Exhibit 10.6 of the Registrant's Registration
                        Statement on Form S-4 (File No. 333-59057).
         10.7           First Amendment, dated as of May 26, 1999, to the Credit
                        Agreement, dated as of May 28, 1998, by and among the
                        Registrant, as Borrower, the Banks named therein,
                        SunTrust Bank, South Florida, National Association, a
                        national banking association, as Administrative Agent,
                        and NationsBank, N.A., a national banking association,
                        as Documentation Agent.
         12.1           Statement of Computation of Ratio of Earnings to Fixed Charges
         23.1           Consent of BDO Seidman, LLP.
         23.2           Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)
         24.1           Powers of Attorney (included on signature page).
         99.1           Form of Letter of Transmittal.
         99.2           Form of Notice of Guaranteed Delivery.
         99.3           Form of Tender Instruction Letters.

         ITEM 22.  UNDERTAKINGS

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                        ENGLE HOMES, INC.

                        By: /s/ ALEC ENGELSTEIN
                           ---------------------------------------
                                Alec Engelstein,
                                President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ ALEC ENGELSTEIN           Chairman of the Board, President   June 10, 1999
----------------------------  and Chief Executive Officer
    Alec Engelstein           (Principal Executive Officer)


/s/ DAVID SHAPIRO             Vice President - Finance, Chief    June 10, 1999
----------------------------  Financial Officer and Director
    David Shapiro             (Principal Financial Officer)


/s/ PAUL LEIKERT              Vice President - Chief Accounting  June 10, 1999
----------------------------  Officer
    Paul Leikert              (Principal Accounting Officer)


/s/ HARRY ENGELSTEIN          Executive Vice President, Chief    June 10, 1999
----------------------------  Construction Officer and Director
    Harry Engelstein


/s/ JOHN A. KRAYNICK          Senior Vice President              June 10, 1999
----------------------------  and Director
    John A. Kraynick


/s/ HENRY H. FISHKIND         Director                           June 10, 1999
----------------------------
    Henry H. Fishkind


/s/ RONALD J. KORN            Director                           June 10, 1999
----------------------------
    Ronald J. Korn


/s/ ALAN L. SHULMAN           Director                           June 10, 1999
----------------------------
    Alan L. Shulman

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                BANYAN TRAILS, INC.

                                By: /s/ DAVID SHAPIRO
                                    --------------------------------------------
                                        David Shapiro,
                                        Vice President, Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ ALEC ENGELSTEIN           President and Director             June 10, 1999
----------------------------  (Principal Executive Officer)
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer) and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                        ENGLE HOMES/ARIZONA, INC.

                                        By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                David Shapiro,
                                                Vice President, Secretary and
                                                Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ MARK UPTON                President                          June 10, 1999
----------------------------  (Principal Executive Officer)
    Mark Upton


/s/ ALEC ENGELSTEIN           Vice President and Director        June 10, 1999
----------------------------
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                      ENGLE HOMES/ARIZONA CONSTRUCTION, INC.

                                      By: /s/ MARK UPTON
                                          --------------------------------------
                                              Mark Upton, President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ MARK UPTON                President                          June 10, 1999
----------------------------  (Principal Executive Officer)
    Mark Upton


/s/ KAREN MURRAY              Treasurer and Assistant Secretary  June 10, 1999
----------------------------  (Principal Financial Officer and
    Karen Murray              Principal Accounting Officer)


/s/ ALEC ENGELSTEIN           Director                           June 10, 1999
----------------------------
    Alec Engelstein


/s/ DAVID SHAPIRO             Director                           June 10, 1999
----------------------------
    David Shapiro


/s/ JOHN A. KRAYNICK          Director                           June 10, 1999
----------------------------
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                      ENGLE HOMES/ATLANTA, INC.

                                      By: /s/ DAVID SHAPIRO
                                          --------------------------------------
                                              David Shapiro,
                                              Vice President, Secretary
                                              and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ GEOFFREY BRUNNING         President and Director             June 10, 1999
----------------------------  (Principal Executive Officer)
    Geoffrey Brunning


/s/ ALEC ENGELSTEIN           Vice President and Director        June 10, 1999
----------------------------
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick


/s/ HARRY ENGELSTEIN          Vice President                     June 10, 1999
----------------------------  and Director
    Harry Engelstein

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                    ENGLE HOMES/BROWARD, INC.

                                    By: /s/ DAVID SHAPIRO
                                       -----------------------------------------
                                            David Shapiro,
                                            Vice President, Secretary
                                            and Treasurer

                                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ HARRY ENGELSTEIN          President and Director             June 10, 1999
----------------------------  (Principal Executive Officer)
    Harry Engelstein


/s/ ALEC ENGELSTEIN           Vice President and Director        June 10, 1999
----------------------------
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         ENGLE HOMES/COLORADO, INC.

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ ERIC ECKBERG              President                          June 10, 1999
----------------------------  (Principal Executive Officer)
    Eric Eckberg


/s/ ALEC ENGELSTEIN           Vice President and Director        June 10, 1999
----------------------------
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         ENGLE HOMES/GULF COAST, INC.

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ SERGE GOOTAN              President                          June 10, 1999
----------------------------  (Principal Executive Officer)
    Serge Gootan


/s/ ALEC ENGELSTEIN           Vice President and Director        June 10, 1999
----------------------------
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         ENGLE HOMES/JACKSONVILLE, INC.

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ ALEC ENGELSTEIN           President and Director             June 10, 1999
----------------------------  (Principal Executive Officer)
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         ENGLE HOMES/LAKE BERNADETTE, INC.

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ ALEC ENGELSTEIN           President and Director             June 10, 1999
----------------------------
    Harry Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         ENGLE HOMES/NORTH CAROLINA, INC.

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ ALEC ENGELSTEIN           President and Director             June 10, 1999
----------------------------
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         ENGLE HOMES/ORLANDO, INC.

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ WILLIAM CARMICHAEL        President and Director             June 10, 1999
----------------------------  (Principal Executive Officer)
    William Carmichael


/s/ ALEC ENGELSTEIN           Vice President and Director        June 10, 1999
----------------------------
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         ENGLE HOMES/PALM BEACH, INC.

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ HARRY ENGELSTEIN          President and Director             June 10, 1999
----------------------------  (Principal Executive Officer)
    Harry Engelstein


/s/ ALEC ENGELSTEIN           Vice President and Director        June 10, 1999
----------------------------
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         ENGLE HOMES/PEMBROKE, INC.

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ HARRY ENGELSTEIN          President and Director             June 10, 1999
----------------------------  (Principal Executive Officer)
    Harry Engelstein


/s/ ALEC ENGELSTEIN           Vice President and Director        June 10, 1999
----------------------------
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         ENGLE HOMES/SOUTHWEST FLORIDA, INC.

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ DAVID COBB                President                          June 10, 1999
----------------------------  (Principal Executive Officer)
    David Cobb


/s/ ALEC ENGELSTEIN           Vice President and Director        June 10, 1999
----------------------------
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                          ENGLE HOMES/TEXAS, INC.

                                          By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ RICHARD ALBERQUE          President                          June 10, 1999
----------------------------  (Principal Executive Officer)
    Richard Alberque


/s/ ALEC ENGELSTEIN           Vice President and Director        June 10, 1999
----------------------------
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         ENGLE HOMES/VIRGINIA, INC.

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ BRUCE LEINBERGER          President                          June 10, 1999
----------------------------  (Principal Executive Officer)
    Bruce Leinberger


/s/ ALEC ENGELSTEIN           Vice President and Director        June 10, 1999
----------------------------
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         GREENLEAF HOMES, INC.

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ GEOFFREY BRUNNING         President and Director             June 10, 1999
----------------------------  (Principal Executive Officer)
    Geoffrey Brunning


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         PEMBROKE FALLS REALTY, INC.

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ ALEC ENGELSTEIN           President and Director             June 10, 1999
----------------------------  (Principal Executive Officer)
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         PREFERRED BUILDERS REALTY, INC.

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ PAUL ACKERMAN             President and Director             June 10, 1999
----------------------------  (Principal Executive Officer)
    Paul Ackerman


/s/ ALEC ENGELSTEIN           Vice President and Director        June 10, 1999
----------------------------
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         PREFERRED HOME MORTGAGE COMPANY

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ DAN KLINGER               President and Director             June 10, 1999
----------------------------  (Principal Executive Officer)
    Dan Klinger


/s/ ALEC ENGELSTEIN           Vice President and Director        June 10, 1999
----------------------------
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         ST. TROPEZ AT BOCA GOLF, INC.

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ ALEC ENGELSTEIN           President and Director             June 10, 1999
----------------------------  (Principal Executive Officer)
    Alec Engelstein


/s/ HARRY ENGELSTEIN          Vice President and Director        June 10, 1999
----------------------------
    Harry Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         UNIVERSAL LAND TITLE, INC.

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ MICHAEL GLASS             President and Director             June 10, 1999
----------------------------  (Principal Executive Officer)
    Michael Glass


/s/ ALEC ENGELSTEIN           Vice President and Director        June 10, 1999
----------------------------
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         UNIVERSAL LAND TITLE OF COLORADO, INC.

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ MICHAEL GLASS             President and Director             June 10, 1999
----------------------------  (Principal Executive Officer)
    Michael Glass


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 10, 1999.

                                         ENGLE HOMES REALTY, INC.

                                         By: /s/ DAVID SHAPIRO
                                            ------------------------------------
                                                 David Shapiro,
                                                 Vice President, Secretary
                                                 and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----

/s/ GEOFFREY BRUNNING         President and Director             June 10, 1999
----------------------------  (Principal Executive Officer)
    Geoffrey Brunning


/s/ ALEC ENGELSTEIN           Vice President and Director        June 10, 1999
----------------------------
    Alec Engelstein


/s/ DAVID SHAPIRO             Vice President, Secretary,         June 10, 1999
----------------------------  Treasurer and Director
    David Shapiro             (Principal Financial Officer and
                              Principal Accounting Officer)


/s/ JOHN A. KRAYNICK          Vice President                     June 10, 1999
----------------------------  and Director
    John A. Kraynick


/s/ HARRY ENGELSTEIN          Vice President                     June 10, 1999
----------------------------  and Director
    Harry Engelstein

                                 EXHIBIT INDEX

        EXHIBIT            DESCRIPTION
        -------            -----------
          4.3           Registration  Rights  Agreement,  dated as of April 29, 1999, by and among the  Registrant, the Guarantors named therein and Jefferies & Company, Inc.
          5.1           Opinion of Greenberg Traurig, P.A.
         10.7           First Amendment, dated as of May 26, 1999, to the Credit
                        Agreement, dated as of May 28, 1998, by and among the
                        Registrant, as Borrower, the Banks named therein,
                        SunTrust Bank, South Florida, National Association, a
                        national banking association, as Administrative Agent,
                        and NationsBank, N.A., a national banking association,
                        as Documentation Agent.
         12.1           Statement of Computation of Ratio of Earnings to Fixed Charges
         23.1           Consent of BDO Seidman, LLP.
         99.1           Form of Letter of Transmittal.
         99.2           Form of Notice of Guaranteed Delivery.
         99.3           Form of Tender Instruction Letters.